  (As filed with the Securities and Exchange Commission on February 28, 2002)
                                               Securities Act File No. 333-34586
                                       Investment Company Act File No. 811-09909
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-2
            Registration Statement Under The Securities Act of 1933          [X]
                          Pre-Effective Amendment No.                        [ ]
                         Post-Effective Amendment No. 1                      [X]
                                     and/or
         Registration Statement Under The Investment Company Act of 1940     [X]
                                Amendment No. 3                              [X]
                        (check appropriate box or boxes)

                     ORBITEX LIFE SCIENCES & BIOTECHNOLOGY
                                   FUND, INC.
               (Exact Name of Registrant as Specified in Charter)
                          c/o Orbitex Management, Inc.
                          410 Park Avenue, 18th Floor
                            New York, New York 10022
                    (Address of Principal Executive Offices)
        Registrants Telephone Number, including Area Code: (212) 891-7500


                                 M. Fyzul Khan
                            Orbitex Management, Inc.
                           410 Park Avenue, 18th Floor
                            New York, New York 10022
                    (Name and Address of Agent for Service)
                                With a copy to:


                           Leonard S. Mackey, Jr. Esq.
                       Clifford Chance Rogers & Wells LLP
                                 100 Park Avenue
                            New York, New York 10166

                  Approximate Date of Proposed Public Offering
As soon as practicable after the effective date of this Registration Statement.

     If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan. check the following box. [X]

     It is proposed that this filing will become effective (check appropriate box)
     [ ]  when declared effective pursuant to section 8(c)
     [X]  immediately upon filing pursuant to paragraph (b)
     [ ]  on (date) pursuant to paragraph (b)
     [ ]  60 days after filing pursuant to paragraph (a)
     [ ]  on (date) pursuant to paragraph (a) of Rule 486.

     If appropriate, check the following box:

     [ ] This [post-effective] amendment designates a new effective date for a previously filed [post-effective amendment] [registration statement].

     [ ] This form is filed to register additional securities for an offering pursuant to Rule 482(b) under the Securities Act and the Securities Act registration statement number of the earlier effecting registration statement or the same offering is _______________.


        CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933
================================================================================
Title of Securities     Proposed Maximum Aggregate
Being Registered             Offering Price           Amount of Registration Fee
--------------------------------------------------------------------------------
Common Stock
6.01 Par Value............    $100,000,000                    $26,400
--------------------------------------------------------------------------------

* Previously paid

     The Registration hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(i) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(i) may determine.

                              CROSS-REFERENCE SHEET

                         Parts A and B of the Prospectus

     Caption                                           Location in Prospectus
1.   Outside Front Cover ............................  Outside Front Cover Page
2.   Inside Front and Outside Back Cover Page .......  Inside Front and Outside Back Cover Page
3.   Fee Table and Synopsis .........................  Summary of Fund Expenses
4.   Financial Highlights ...........................  Not Applicable
5.   Plan of Distribution ...........................  Outside Front Cover Page; Investment Objective and
                                                       Principal Strategies
6.   Selling Stockholders ...........................  Not Applicable
7.   Use of Proceeds ................................  Use of Proceeds
8.   General Description of the Registrant ..........  Outside Front Cover Page; Investment Objective and
                                                       Principal Strategies; Risk Factor: General Information
9.   Management .....................................  Management of the Fund, Use of Proceeds
10.  Capital Stock, Long-Term Debt, and Other
     Securities .....................................  Capital Stock; Distribution Policy; Taxes
11.  Defaults and Arrears on Senior Securities.......  Not Applicable
12.  Legal Proceedings ..............................  Not Applicable
13.  Table of Contents of the Statement of
     Additional Information .........................  Table of Contents of Statement of Additional Information
14.  Cover Page of SAI ..............................  Cover Page (SAI)
15.  Table of Contents of SAI .......................  Table of Contents (SAI)
16.  General Information and History ................  Appendix A (SAI)
17.  Investment Objective and Policies ..............  Additional Investment Policies (SAI)
18.  Management .....................................  Directors and Officers (SAI); Investment Advisory and
                                                       Other Services (SAI)
19.  Control Persons and Principal Holders of
     Securities .....................................  Not Applicable
20.  Investment Advisory and Other Services .........  Investment Advisory and Other Services (SAI)
21.  Brokerage Allocation and Other Practices .......  Brokerage Commissions (SAI)
22.  Tax Status .....................................  Not Applicable
23.  Financial Statements ...........................  Financial Statements (SAI)

PROSPECTUS

                ORBITEX LIFE SCIENCES & BIOTECHNOLOGY FUND, INC.

                         ------------------------------


                         ------------------------------


         INVESTMENT OBJECTIVE. The Fund is a continuously offered, non-diversified, closed-end management investment company. The Fund's investment objective is to seek long-term growth of capital through selective investment in the securities of life sciences and biotechnology companies of all sizes that offer potential for growth.

         INVESTMENT STRATEGIES. The Fund invests primarily in the securities of companies primarily engaged in life sciences, pharmaceuticals, medical research and biotechnology research, development and implementation, and other areas related to the life sciences and biotechnology industries. Under normal circumstances, the Fund invests at least 80% of its net assets in equity securities issued by life sciences companies and biotechnology companies. This is a fundamental policy of the Fund which may not be changed without shareholder approval. The Fund invests primarily in U.S. common stocks, but also may invest in other types of equity securities and debt securities. The Fund may invest up to 20% of its net assets in debt securities rated below investment grade or unrated securities of equivalent quality (commonly referred to as "junk bonds"). The Fund may invest in companies of any size, but generally expects to invest a majority of its assets in small and medium-sized companies. The Fund may invest a significant portion of its total assets in equity securities of privately owned life sciences and biotechnology companies that plan to conduct an initial public offering or IPO. These are referred to as venture capital companies. There will be no public market for the shares of a venture capital company at the time of the Fund's investment, and there can be no assurance that a planned IPO will ever be completed.


         MANAGER. The Fund's investment manager is Orbitex Management, Inc. ("Orbitex").


         LACK OF TRADING MARKET. The Fund's shares are not listed on any securities exchange, and there is no assurance that any secondary market will develop for the Fund's shares. You may not be able to sell your shares. Shares may be held only through brokers and dealers that have entered into shareholder servicing agreements with the Fund.

                           --------------------------

         INVESTING IN THE FUND'S SHARES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

                                                       Per Share                        Total
                                                       ---------                        ------
Offering Price (1)........................
Sales Load................................
Proceeds to Fund (2)......................


                         -------------------------


(1) The Fund's common stock is offered on a best efforts basis at a price equal to its current net asset value on the date of purchase. The Fund's net asset value ranged from $25.00 to $14.37 per share between November 2, 2000 (commencement of operations) to February 14, 2002.

(2) Assumes all shares currently registered are sold in the continuous offering.

         This prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information ("SAI") dated February 28, 2002, has been filed with the Securities and Exchange Commission. The SAI is available upon request and without charge by writing the Fund at Orbitex Data Services, 14707 California Street, Suite #5, Omaha, NE 68154 or by calling 1-888-ORBITEX. The SAI is incorporated by reference into this prospectus in its entirety. The SAI and other information about the Fund also is available on the SEC's website (http://www.sec.gov).

                                February 28, 2002

         Fund shares are offered on a best efforts basis through Fund Distributor, Inc./BISYS, at a price equal to the next determined net asset value per share plus a sales charge. The distributor has entered into selected dealer agreements with various dealers that have agreed to use their best efforts to sell the Fund's shares. The dealers have no obligation to sell any specific number of Fund shares. The Fund pays each dealer that has entered into a shareholder servicing agreement with the distributor a shareholder servicing fee at the annual rate of 0.25% of the net asset value of the outstanding shares beneficially owned by customers of the dealer. Orbitex makes additional annual payments of 0.25% of such net asset value to each such dealer from its own resources.

         REPURCHASE OFFERS. In order to provide a limited degree of liquidity to shareholders, the Fund makes quarterly offers to repurchase up to 5% of its outstanding shares at their net asset value. Tendering shareholders may not have all of their tendered shares repurchased by the Fund. See "Repurchase Offers."

         MANAGEMENT FEE. The Fund pays Orbitex a management fee at an annual rate of 1.75% of the Fund's average daily net assets. The overall fees payable by the Fund and its shareholders will be higher than those paid by most other funds.

         MINIMUM INVESTMENT. The minimum investment in the Fund is $25,000 ("Minimum Investment"), subject to Orbitex's discretion to accept subscriptions in an amount less than the Minimum Investment.



                           --------------------------

         SHARES OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. THE FUND HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE FUND IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----


PROSPECTUS SUMMARY...........................................................................................1

SUMMARY OF FUND EXPENSES.....................................................................................6

FINANCIAL HIGHLIGHTS.........................................................................................7

RISK FACTORS ................................................................................................8

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES...............................................................13

MANAGEMENT OF THE FUND......................................................................................17

REPURCHASE OFFERS...........................................................................................18

CALCULATION OF NET ASSET VALUE..............................................................................20

CAPITAL STOCK...............................................................................................21

DISTRIBUTION POLICY.........................................................................................22

TAXES.......................................................................................................23

DISTRIBUTION................................................................................................23

GENERAL INFORMATION.........................................................................................24

TABLE OF CONTENTS OF SAI....................................................................................25

                               PROSPECTUS SUMMARY

This is only a summary. This summary may not contain all of the information that you should consider before investing in the Fund. You should review the more detailed information contained in this prospectus and in the statement of additional information.

THE FUND Orbitex Life Sciences & Biotechnology Fund, Inc. (the "Fund") is a continuously offered, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Fund's investment manager is Orbitex Management, Inc. ("Orbitex"). See "General Information."

INVESTMENT             The objective of the Fund is long-term growth of capital
OBJECTIVE AND          through selective investment in the securities of life
PRINCIPAL              sciences and biotechnology companies of all sizes that
STRATEGIES             offer potential for growth.

                       The Fund invests primarily in the securities of companies, both U.S. and foreign, primarily engaged in life sciences, pharmaceuticals, medical research and biotechnology research, development and implementation, and other areas related to the life sciences and biotechnology industries. Under normal circumstances, the Fund invests at least 80% of its net assets in equity securities issued by life sciences and biotechnology companies. As a matter of fundamental policy, the Fund will concentrate (invest at least 25% of its total assets) in securities issued by companies in the life sciences and biotechnology industries. The Fund invests primarily in U.S. common stocks, but also may invest in other types of equity securities and debt securities. The Fund may invest up to 20% of its net assets in debt securities rated below investment grade or unrated securities of equivalent quality (commonly referred to as "junk bonds"). The Fund may invest in companies of any size, but generally expects to invest a majority of its assets in small and medium-sized companies. The Fund may invest a significant portion of its total assets in equity securities of privately owned life sciences and biotechnology companies that plan to conduct an initial public offering or IPO. These are referred to as venture capital companies. There will be no public market for the shares of a venture capital company at the time of the Fund's investment, and there can be no assurance that a planned IPO will ever be completed. The Fund also may invest in private venture capital funds that specialize in investing in life sciences and biotechnology companies. See "Investment Objective and Principal Strategies."

                       The Fund may use various investment techniques to hedge a portion of its investment portfolio against certain risks or to pursue its investment objective. In this regard, the Fund may use leverage, sell securities short, purchase and sell options on securities and stock indexes and other derivatives, and enter into foreign currency transactions, subject to certain limitations described elsewhere in this Prospectus. The use of some of these investment techniques and instruments will be an integral part of the Fund's investment programs, and involves certain risks. See "Risk Factors."


THE MANAGERS           Orbitex is the fund's investment manager. As of December
                       31, 2001, Orbitex managed approximately $1.92 billion in 12 mutual fund portfolios and for institutional and other accounts.

                       Alidad Mireskandari and Gregory Aurand are the portfolio managers of the Fund. Alidad Mireskandari, Ph.D., is a portfolio manager on the healthcare team at Orbitex. He concentrates in the fields of biotechnology, life sciences and genetics. Dr. Mireskandari joined Orbitex in August 2001. Prior to joining Orbitex, Dr. Mireskandari was a portfolio manager at Monument Advisors, Ltd. where he was responsible for the management of the Monument Medical Sciences Fund from July 2000 to July 2001. From December 1999 to July 2000, he was a Manager in the Life Sciences Industry Group at Pittiglio Rabin Todd & McGrath, a premier global consulting firm to high technology companies, where he consulted on development of technology and product cycle-time improvements in the pharmaceutical and medical devices industry. From May 1997 to August 1997, Dr. Mireskandari evaluated strategic business opportunities in the combinatorial chemistry industry for Fisher Scientific. For the five years prior to joining Fisher, Dr. Mireskandari was a Research Fellow at NIH's National Cancer Institute. In its Laboratory of Molecular Virology, he led a team conducting analysis of Human T-cell Leukemia Virus Type-1 (HTLV-1) infection and replication mechanisms. Dr. Mireskandari has a BS degree (biology) and a Ph.D. (genetics) from the George Washington University and a MBA degree from the University of Michigan Business School.

                       Gregory Aurand, who joined Orbitex in September 2001, has over 18 years of investment experience. Aurand came to Orbitex from Munder Capital Management, where he was senior equity analyst and portfolio manager from 1995 to 2001. He co-managed the Munder Bio(Tech)2 Fund and was portfolio manager on sub-advised healthcare portfolios. He was also the healthcare analyst supporting various other Munder funds with healthcare exposure. His primary areas of coverage were medical devices and supplies, pharmaceuticals, health distribution and biotechnology. From 1989 to 1994, Aurand was a portfolio manager and analyst at Comerica Bank, where he was portfolio manager for institutional equity and balanced portfolios and also for personal equity and fixed income portfolios of high net worth individuals.

INVESTMENT             The fund pays to Orbitex a management fee at an annual
ADVISER FEES           rate of 1.75% of the Fund's average daily net assets. The
                       management fee is higher than the advisory fees paid by most U.S. investment companies.

BORROWING              The Fund is authorized to borrow money to fund the
                       purchase of portfolio securities (including additional investments in venture capital companies in its portfolio), to meet repurchase requests and for cash management purposes. The use of borrowings for financial leverage involves a high degree of risk. The Fund generally intends to borrow money only in limited circumstances when attractive investment opportunities are available that would further the Fund's investment objective and sufficient cash or other liquid resources are not otherwise available, or where Orbitex believes it would not be prudent to sell existing portfolio holdings.
                       The Fund will not, in any event, borrow money until the proceeds of the offering are substantially invested in furtherance of the Fund's investment objective. The Fund is not permitted to borrow to make additional investments at any time that borrowings exceed 20% of its total assets, and it is not permitted to borrow for any purpose if, immediately after such borrowing, it would have an asset coverage (as defined in the Investment Company Act) of less than 300%. The Fund will seek to repay borrowings used to meet repurchase requests and for cash management purposes within one year of their incurrence. See "Risk
                       Factors--Leverage; Borrowing" and "Investment Objective and Principal Strategies--Borrowing; Use of Leverage."

HEDGING The Fund may use derivative instruments to hedge portfolio risks and for cash management purposes. Hedging activity may relate to a specific security or to the Fund's portfolio as a whole. Investing in derivative investments involves numerous risks. For example:

                       - the underlying investment or security might not perform in the manner that Orbitex expects it to perform, which could make the effort to hedge unsuccessful

                       - the company issuing the instrument may be unable to pay the amount due on the maturity of the instrument

                       - certain derivative investments held by the Fund may trade only in the over-the-counter markets or not at all, and can be illiquid

                       - derivatives may change rapidly in value because of their inherent leverage

                           All of this can mean that the Fund's net asset value
                       may change more often and to a greater degree than it otherwise would. The Fund has no obligation to enter into any hedging transactions.

INVESTOR               An investment in the Fund involves a considerable amount
SUITABILITY            of risk. Because it is possible that you may lose some or
                       all of your investment, you should not invest in the Fund unless you can afford a total loss of your investment.
                       Prior to making your investment decision, you should
                       (i) consider the suitability of this investment with respect to your investment objectives and personal situation, (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs, and (iii) consult your broker and financial adviser to determine whether your risk profile is suitable for this investment.


THE OFFERING           Fund shares are offered on a best efforts basis at a
                       price equal to the next determined net asset value per share plus a sales charge through its distributor, Funds
                       Distributor, Inc./BISYS ("BISYS") The distributor has entered into selected dealer agreements with various dealers that have agreed to use their best efforts to sell the Fund's shares. The dealers are not obligated to sell any specific number of Fund shares. The minimum investment in the Fund is $25,000 ("Minimum Investment"), subject to Orbitex's discretion to accept subscriptions in an amount less than the Minimum Investment. See
                       "Distribution." Orbitex pays BISYS from its own resources an annual fee of $40,000 in consideration for acting as the Fund's distributor. The Fund pays each dealer that has entered into a shareholder servicing agreement with the distributor a shareholder servicing fee at the annual rate of 0.25% of the net asset value of the outstanding shares beneficially owned by customers of the dealer.
                       Orbitex will make additional annual payments of 0.25% of such net asset value to each such dealer from its own resources.

DISTRIBUTION           The Fund pays dividends on the shares annually in amounts
POLICY                 representing substantially all of the net investment
                       income, if any, earned each year. It is likely that many of the companies in which the Fund invests will not pay any dividends, and this, together with the Fund's expenses, means that the Fund is unlikely to have net investment income to pay dividends.

                       The Fund pays substantially all of any taxable net capital gain realized on investments to shareholders at least annually.

                       Under the Fund's automatic reinvestment plan, dividends and/or capital gain distributions paid by the Fund will be reinvested in additional shares of the Fund unless a shareholder "opts out" (elects not to participate). Shares will be issued under the plan at their net asset value on the ex-dividend date. There is no sales charge or other charge for reinvestment. The Fund reserves the right to suspend or limit the automatic reinvestment plan at any time.

UNLISTED               The Fund has been organized as a closed-end management
CLOSED-END             investment company. Closed-end funds differ from open-end
STRUCTURE;             management investment companies (commonly known as mutual
LIMITED                funds) in that shareholders of a closed-end fund do not
LIQUIDITY              have the right to redeem their shares on a daily basis.
                       In order to meet daily redemption requests, mutual funds are subject to more stringent regulatory limitations than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its assets in illiquid securities. The Fund believes that unique investment opportunities exist in the market for venture capital life sciences and biotechnology companies and in private funds that invest in venture capital life sciences and biotechnology companies. However, these venture capital investments are often illiquid, and an open-end fund's ability to make illiquid investments is limited. For this reason, the Fund is organized as a closed-end fund.

                       The Fund's shares are not listed on any securities exchange, and there is no assurance that any secondary market will develop for the Fund's shares. YOU WILL NOT BE ABLE TO REDEEM YOUR SHARES ON A DAILY BASIS BECAUSE THE FUND IS A CLOSED-END FUND. Shares may be held only through a broker or dealer that has entered into a shareholder servicing agreement with the Fund. Shares of the Fund may not be exchanged for shares of any other fund. As described below, however, in order to provide a limited degree of liquidity, the Fund will conduct quarterly repurchase offers for 5% of its outstanding shares. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the shares and should be viewed as a long-term investment.

QUARTERLY              In order to provide a limited degree of liquidity to
REPURCHASE             shareholders, the Fund conducts quarterly repurchase
OFFERS                 offers. In each repurchase offer, the Fund will offer to
                       repurchase 5% of its outstanding shares at their net asset value. The Fund may offer to repurchase more than 5% of its shares in any quarter with the approval of the board of directors. If the number of shares tendered for repurchase exceeds the number the Fund intends to repurchase, the Fund will repurchase shares on a pro-rata basis, and tendering shareholders will not have all of their tendered shares repurchased by the Fund. See
                       "Repurchase Offers."

RISK FACTORS           An investment in the Fund involves a high degree of risk.
                       These include the risks of:

                       o Investing in life sciences and biotechnology companies - These companies are subject to government regulation and approval of their products and services, which can have a significant effect on their market price. The types of products or services produced or provided by these companies may quickly become obsolete. Many of these companies are relatively small and have thinly traded securities, may not yet offer products and may have persistent losses during a new product's transition from development to production.

                       o Investing in venture capital companies and private venture capital funds - Venture capital companies represent highly speculative investments. The Fund's ability to realize value from an investment in a venture capital company is to a large degree dependent upon the successful completion of the company's IPO or the sale of the venture capital company to another company, which may not occur for a period of several years after the date of the Fund's investment, if ever.

                       o Investing in securities that are illiquid and volatile - Illiquid securities involve the risk that they cannot be sold at the time desired by the Fund or at prices approximating the value the Fund has determined. Stock prices of biotechnology companies are very volatile and the Fund's performance may sometimes be significantly worse than that of other types of funds.

                       o Investing in illiquid shares of an unlisted closed-end fund - The Fund does not list its shares for trading on any national securities exchange. The Fund's shares are not readily marketable and are significantly less liquid than shares of funds that trade on an exchange. Because the Fund is a closed-end investment company, shares of the Fund may not be redeemed on a daily basis. Although the Fund makes quarterly repurchase offers, you may not be able to sell all the shares that you wish to sell in a repurchase offer.

                       o Investing in a fund that may employ substantial leverage - To the extent the Fund uses leverage, the value of its net assets will tend to increase or decrease at a greater rate than if no leverage were employed.

                       o Concentration in a small number of industry sectors and maintaining a "non-diversified" portfolio-- Since the Fund's portfolio is concentrated in securities of a small number of companies or in securities of companies in a small number of industries, the risk of any investment decision is increased.

                       o Investing in small companies - Small companies may be subject to poor corporate performance due to less experienced management, limited product lines, undeveloped markets and/or limited financial resources, and to less predictable returns due to shorter operating histories, less publicly available information and little or no research by the investment community.

                       o Investing in debt securities rated below investment grade - Non-investment grade securities are considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal.

                       o Investing in securities of non-U.S. issuers - Foreign securities face specific risks, including: unfavorable changes in currency rates, restrictions on the repatriation of capital invested abroad, reduced availability of information, different accounting and financial standards, and reduced liquidity as a result of inadequate trading volume.

                       Accordingly, the Fund should be considered a speculative investment, and you should invest in the Fund only if you can sustain a complete loss of your investment. For a more complete discussion of the risks, see "Risk Factors."

                            SUMMARY OF FUND EXPENSES

             The following table illustrates the expenses and fees that the Fund expects to incur and that shareholders can expect to bear.


    SHAREHOLDER TRANSACTION EXPENSES:
        MAXIMUM SALES LOAD (AS A PERCENTAGE OF OFFERING PRICE).............................................    4.00%
        AUTOMATIC REINVESTMENT PLAN FEES...................................................................    NONE
        MAXIMUM REDEMPTION FEES............................................................................    NONE
    ANNUAL EXPENSES (EXCEPT FOR INTEREST EXPENSE, AS A PERCENTAGE OF NET ASSETS
        MANAGEMENT FEE.....................................................................................    1.75%
        SHAREHOLDER SERVICING FEES.........................................................................    0.25%
        OTHER EXPENSES.....................................................................................    2.21%
        TOTAL ANNUAL EXPENSES (OTHER THAN INTEREST EXPENSE)................................................    4.21%
        Fee Waiver and Reimbursement.......................................................................    1.31%(1)
        Net Expenses..................... .................................................................    2.90%(1)

(1) Orbitex Management, Inc. has contractually agreed to waive its management fee and to reimburse expenses, other than extraordinary or non-recurring expenses, so that total annual operating expenses do not exceed 2.90%.

         The purpose of the table above is to assist you in understanding the various costs and expenses you would bear directly or indirectly as a shareholder of the Fund. For a more complete description of the various costs and expenses of the Fund, see "Management of the Fund."

Example:
-------                                                                 1 year       3 years     5 years    10 years
                                                                        ------       -------     -------    --------
You would pay the following expenses
on a $10,000 investment,
assuming a 5% annual return...................................             $806       $1,627     $2,461      $4,605
                                                                           ----       ------     ------      ------


         The example does not present actual expenses and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the Fund's actual rate of return may be greater or less than the hypothetical 5% return shown in the example. The Fund's offering expenses and one-time placement fee payable to OFD are not reflected in the example.

                              FINANCIAL HIGHLIGHTS



         Set forth in the table below is the financial information for the Fund for the period November 2, 2000 (commencement of operations) to October 31, 2001. The financial information in the table below was audited in conjunction with the annual audit of the financial statements of the Fund by PricewaterhouseCoopers LLP, independent accountants. Financial statements for the fiscal period ended October 31, 2001 and the independent accountant's report thereon appear in the Annual Report of the Fund for the fiscal period ended October 31, 2001, which is incorporated by reference herein. Further information about the performance of the Fund is contained in the annual report, which may be obtained, without charge, by writing the Fund at the address on the inside back cover of this Prospectus or by calling 1-888-ORBITEX.

SELECTED DATA BASED ON A SHARE OUTSTANDING THROUGHOUT THE PERIOD

                                                                                                           PERIOD
                                                                                                           ENDED
                                                                                                        OCTOBER 31,
                                                                                                          2001 (A)
                                                                                                        -------------
Net asset value, beginning of period                                                                      $ 25.00
                                                                                                        -------------
INCOME (LOSS) FROM OPERATIONS:

Net investment income (loss)                                                                                (0.29)
Net realized and unrealized gain
(loss) on investments                                                                                       (7.73)
                                                                                                        -------------
Total from investment operations                                                                            (8.02)
                                                                                                        -------------

Net asset value, end of period                                                                            $ 16.98
                                                                                                        =============

Total return (b)                                                                                           (32.08%)

RATIOS AND SUPPLEMENTAL DATA

Net assets, end of period (000's)                                                                         $  8,017
Ratio of net expenses to average net assets (c)                                                               2.90%
Ratio of total expenses to average net assets (before waivers
and reimbursements) (c)                                                                                       4.21%
Ratio of net investment income (loss) to average net assets                                                  (1.57%)

Portfolio Turnover Rate................................................................................         631%



       (a)        The commencement of operations was November 2, 2000.

       (b) Total returns are historical and assume reinvestment of dividends and capital gains distributions and no sales charges. Had Orbitex not absorbed a portion of the expenses, total returns would have been lower. Total returns for periods less than one year are not annualized.

       (c)        Annualized.


                                  RISK FACTORS


GENERAL

         Stock prices fluctuate. Apart from the specific risks identified below, the Fund's investments may be negatively affected by the broad investment environment in the U.S. and international securities markets. That investment environment is influenced by, among other things, interest rates, inflation, politics, fiscal policy, current events, competition, productivity and technological and regulatory change. Therefore, as with any fund that invests in stocks, the Fund's net asset value will fluctuate. You may experience a significant decline in the value of your investment and could lose your entire investment. The Fund should be considered a speculative investment, and you should invest in the Fund only if you can sustain a complete loss of your investment.


RISKS OF LIFE SCIENCES AND BIOTECHNOLOGY SECTORS

         Because of its specific focus, the Fund's performance is closely tied to and affected by events occurring in the life sciences and biotechnology industries. Companies in the same industry often face similar obstacles, issues and regulatory burdens. As a result, the securities owned by the Fund may react similarly to and move in unison with one another. Life sciences companies are subject to government regulation and approval of their products and services, which can have a significant effect on their market price. Changes in governmental policies may have a material effect on the demand for particular products and services. Regulatory approvals (often entailing lengthy application and testing procedures) may be required before new drugs and certain medical devices and procedures can be introduced. Furthermore, the types of products or services produced or provided by these companies may quickly become obsolete. Moreover, liability for products that are later alleged to be harmful or unsafe may be substantial, and may have a significant impact on a life sciences company's market value and/or share price. Biotechnology companies are affected by patent considerations, intense competition, rapid technology change and obsolescence, and regulatory requirements of various federal and state agencies. The enforcement of patent, trademark and other intellectual property laws will affect the value of many of these companies. In addition, many of these companies are relatively small and have thinly traded securities, may not yet offer products or offer a single product, and may have persistent losses during a new product's transition from development to production or erratic revenue patterns. While the Fund generally will make its investments based on a belief that actual or anticipated products or services will produce future earnings, if an anticipated event is delayed or does not occur, or if investor perceptions about a company change, the company's stock price may decline sharply and its securities may become less liquid. Moreover, stock prices of biotechnology companies are very volatile, particularly when their products are up for regulatory approval and/or under regulatory scrutiny. Consequently, the Fund's performance may sometimes be significantly better or worse than that of other types of funds.



UNLISTED CLOSED-END FUND; LIMITED LIQUIDITY

         The Fund is a closed-end investment company designed primarily for long-term investors and is not intended to be a trading vehicle. The Fund does not list its shares for trading on any national securities exchange. There is no secondary trading market for Fund shares, and there is no assurance that a secondary market will develop. The Fund's shares are therefore not readily marketable. Because the Fund is a closed-end investment company, shares of the Fund may not be redeemed on a daily basis, and they may not be exchanged for shares of any other fund. Although the Fund, as a fundamental policy, makes quarterly repurchase offers for 5% (or more, at the discretion of the Fund's board of directors) of its outstanding shares of common stock at net asset value, the Fund's shares are significantly less liquid than shares of funds that trade on a stock exchange. Also, because the common stock is not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of shareholders.

         You may not be able to sell all the shares that you wish to sell in a repurchase offer. In extreme cases, the Fund may not be able to complete repurchases due to its holding of illiquid investments. In that event, you may be able to sell your shares only if you are able to find an investor willing to purchase your shares. Any such sale may have to be negotiated at unfavorable prices.


LEVERAGE; BORROWING

         The Fund is authorized to borrow money to fund the purchase of portfolio securities, to meet repurchase requests and for cash management purposes. The Fund may not borrow for the purpose of purchasing additional portfolio securities at any time that borrowings exceed 20% of its total assets. The Fund will seek to repay borrowings used to meet repurchase requests and for cash management purposes within one year of their incurrence. The use of borrowings for financial leverage involves a high degree of risk.

         To the extent that the Fund uses leverage, the value of its net assets will tend to increase or decrease at a greater rate than if no leverage were employed. If the Fund's investments decline in value, your loss will be magnified if the Fund has borrowed money to make its investments.

         If the Fund does not generate sufficient cash flow from operations, it may not be able to repay borrowings within one year of their incurrence, or it may be forced to sell investments at disadvantageous times in order to repay borrowings. The Fund's performance may be adversely affected if it is not able to repay borrowings (because of the continuing interest expense) or if it is forced to sell investments at disadvantageous times in order to repay borrowings.

         The Investment Company Act provides that the Fund may not declare dividends or distributions, or purchase its stock (including in repurchase offers) unless, immediately after doing so, it will have an "asset coverage" of at least 300%. This could prevent the Fund from completing its repurchase offers. For this purpose, an "asset coverage" of 300% means that the Fund's total assets equal 300% of the total outstanding principal balance of indebtedness. Lenders may require the Fund to agree to more restrictive asset coverage requirements as a condition to providing credit to the Fund, and may also limit the extent to which the Fund may hold illiquid securities, reducing the Fund's investment flexibility. If the Fund is unable to make distributions as a result of these requirements, it may no longer qualify as a regulated investment company and could be required to pay additional taxes. The Fund may also be forced to sell investments on unfavorable terms if market fluctuations or other factors reduce its asset level below what is required by the Investment Company Act or the Fund's loan agreements.

         Successful use of borrowing for financial leverage purposes (that is, to acquire portfolio securities) will depend on Orbitex's ability to predict correctly interest rates and market movements, and there is no assurance that a borrowing strategy will be successful during any period in which it is employed.

         The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the holders of the Fund's shares, and the terms of any borrowings may contain provisions that limit certain activities of the Fund, including the payment of dividends (if any) to holders of shares under certain circumstances. Interest payments and fees incurred in connection with borrowings will increase the Fund's expense ratio and will reduce any income the Fund otherwise has available for the payment of dividends. The Fund's obligation to make interest or principal payments on borrowings may prevent the Fund from taking advantage of attractive investment opportunities.


SHORT SALES

         The Fund may sell securities short as part of its overall portfolio management strategy involving the use of derivative instruments and to offset potential declines in long positions in similar securities. A short sale is a transaction in which the Fund sells a security it does not own or have the right to acquire (or that it owns but does not wish to deliver) in anticipation that the market price of that security will decline.


REPURCHASE OFFERS

         The Fund will offer to purchase only a small portion of its shares each quarter, and there is no guarantee that you will be able to sell all of your Fund shares that you desire to sell in any particular repurchase offer. If a repurchase offer is oversubscribed by shareholders, the Fund will repurchase only a pro rata portion of the shares tendered by each shareholder. The potential for pro-ration may cause some investors to tender more shares for repurchase than they wish to have repurchased.

         The Fund's repurchase policy will have the effect of decreasing the size of the Fund over time from what it otherwise would have been. It may therefore force the Fund to sell assets it would not otherwise sell. It may also reduce the investment opportunities available to the Fund and cause its expense ratio to increase. In addition, because of the limited market for the Fund's venture capital investments, the Fund may be forced to sell its publicly traded securities in order to meet cash requirements for repurchases. This may have the effect of substantially increasing the Fund's ratio of illiquid venture capital investments to liquid investments for the remaining investors.


INVESTMENTS IN SMALL COMPANIES


         The Fund invests primarily in the stock of small and medium-sized companies. These investments may present greater opportunity for growth, but there are specific risks associated with investments in small companies, which include:


            o poor corporate performance due to less experienced management, limited product lines, undeveloped markets and/or limited financial resources

            o less predictable returns due to shorter operating histories, less publicly available information and little or no research by the investment community

            o reduced or zero liquidity due to small market capitalizations and absence of exchange listings or dealers willing to make a market

            o increased share price volatility due to the fact that, in periods of investor uncertainty, investor sentiment may favor large, well-known companies over small, lesser-known companies

             o reliance, in many cases, on one or two key individuals for management


INVESTMENTS IN VENTURE CAPITAL COMPANIES

         The Fund may invest a substantial portion of its assets in securities of venture capital companies, which present all the risks of investment in small companies described above plus certain additional risks. Venture capital companies represent highly speculative investments by the Fund. The risks associated with investing in companies in the "seed" or "expansion" stages of development are greater than those of companies in the "late" or "pre-IPO" stage (these terms are explained under "Investment Objective and Principal Strategies
- Investment in Life Sciences and Biotechnology Companies"), because the concepts generally are unproven, the companies have little or no track record, and the prospect of an initial public offering is highly contingent upon factors that often are not in the companies' control. For example, since venture capital companies do not file periodic reports with the Securities and Exchange Commission, there is less publicly available information about them than there is for other small companies, if there is any at all. The Fund must therefore rely solely on Orbitex to obtain adequate information to evaluate the potential returns from investing in these companies. In addition, venture capital companies tend to rely even more heavily on the abilities of their key personnel than more mature companies do. Competition for qualified personnel and high turnover of personnel are particularly prevalent in venture capital companies. The loss of one or a few key managers can substantially hinder or delay a venture capital company's implementation of its business plan. In addition, venture capital companies may not be able to attract and retain qualified managers and personnel.

         The Fund's ability to realize value from an investment in a venture capital company is to a large degree dependent upon the successful completion of the company's IPO or the sale of the venture capital company to another company, which may not occur for a period of several years after the date of the Fund's investment, if ever. There can be no assurance that any of the venture capital companies in which the Fund invests will complete public offerings or be sold, or, if such events occur, as to the timing and values of such offerings or sales. The Fund also may lose all or part of its entire investment if these companies fail or their product lines fail to achieve an adequate level of market recognition or acceptance. Conversely, there can be no assurance that the Fund will be able to identify a sufficient number of desirable venture capital investments.

         Some companies may depend upon managerial assistance or financing provided by their investors. The Fund does not intend to provide any such managerial assistance. However, the Fund may provide additional financing to the companies in which it invests, and at times may be contractually obligated to do so (that is, its investment agreement may require follow-on investments in certain circumstances) or may determine that it is necessary to do so to protect its economic interests. Therefore, the value of its investments may depend upon the quality of managerial assistance provided by other investors and their ability and willingness to provide financial support. In addition, if the Fund makes an equity investment in a venture capital company which has already received venture capital investments from other sources, the Fund's investment may be subordinate to such other investments.

         Depending on the specific facts and circumstances of a venture capital investment, there may not be a reasonable basis to revalue it for a substantial period of time after the Fund's investment. If a venture capital company does not complete an IPO or a sale to or merger with a public company, there may never be a public market benchmark for valuing the investment and it may be very difficult for the Fund to dispose of its investment, or it may be possible to dispose of the investment only at a substantial loss. The Fund's net asset value per share may change substantially in a short time as a result of developments at the companies in which the Fund invests. Changes in the Fund's net asset value may be more pronounced and more rapid than with other funds because of the Fund's emphasis on venture capital companies that are not publicly traded. The Fund's net asset value per share may change materially from day to day, including during the time between the date a repurchase offer is mailed and the due date for tendering shares, and during the period immediately after a repurchase is completed.


INVESTMENTS IN VENTURE CAPITAL FUNDS

         Venture capital funds involve all the risks of investing in small companies and venture capital companies described in this prospectus, plus certain additional risks. In particular, the Fund must rely upon the judgment of the general partner or other manager of a venture capital fund in selecting the companies in which the venture capital fund invests and in deciding when to sell its investments. A venture capital fund may employ a high degree of leverage, which can magnify any losses incurred by its investors, including the Fund. A venture capital fund also will require its investors, including the Fund, to pay management fees and/or performance fees or allocations to its general partner or manager, which can reduce the return to investors, including the Fund and its shareholders. These fees are in addition to the management fee paid by the Fund. A venture capital fund also may incur certain costs associated with the evaluation of venture capital investments, including fees of outside legal counsel, which may reduce the Fund's return. Investments in venture capital funds may be highly illiquid. The Fund may not be able to dispose of a venture capital fund holding when it wishes to, or may be able to do so only at a substantial loss.


CONCENTRATION; NON-DIVERSIFIED STATUS


         The assets of the Fund consist almost entirely of companies within or related to various sectors of the life sciences and biotechnology industries. Since the Fund's portfolio is concentrated in securities of a small number of companies or in securities of companies in a small number of industries, the risk of any investment decision is increased. Orbitex will seek to reduce the company-specific risk, as opposed to sector-specific risk, of the Fund's portfolio by investing in more than one company in a particular sector, but this may not always be practicable.


         The Fund is classified as a "non-diversified" management investment company under the Investment Company Act. This means that the Fund may invest a greater portion of its assets in a limited number of issuers than would be the case if the Fund were classified as a "diversified" management investment company. Accordingly, the Fund may be subject to greater risk with respect to its portfolio securities than a "diversified" fund because changes in the financial condition or market assessment of a single issuer may cause greater fluctuation in the net asset value of the Fund's shares.


RESTRICTED AND ILLIQUID SECURITIES


         The Fund invests a substantial portion of its assets on an ongoing basis in restricted securities and other investments which are illiquid. Restricted securities are securities that may not be resold to the public without an effective registration statement under the Securities Act of 1933 or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

         Restricted and other illiquid investments involve the risk that the securities cannot be sold at the time desired by the Fund or at prices approximating the value the Fund has determined. Difficulty in selling illiquid investments could impair the Fund's ability to meet repurchase requests or to pay its fees and expenses (including the management fee).

INVESTMENTS IN LOWER-RATED SECURITIES


         The Fund's investments in non-investment grade debt securities are considered to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. Non-investment grade securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade securities to make principal and interest payments than is the case for higher grade securities. In addition, the market for lower grade securities may be thinner and less liquid than for higher grade securities.



INVESTMENTS IN FOREIGN SECURITIES


         The Fund may invest in the securities of foreign life sciences and biotechnology companies. Investments in foreign securities face specific risks, which include:

            o unfavorable changes in currency rates and exchange control regulations

            o restrictions on, and costs associated with, the exchange of currencies and the repatriation of capital invested abroad

            o reduced availability of information regarding foreign companies

            o foreign companies may be subject to different accounting, auditing and financial standards and to less stringent reporting standards and requirements

            o reduced liquidity as a result of inadequate trading volume and government-imposed trading restrictions

            o     the difficulty in obtaining or enforcing a judgment abroad

            o increased market risk due to regional economic and political instability

            o     increased brokerage commissions and custody fees

            o securities markets which are subject to a lesser degree of supervision and regulation by competent authorities

            o     foreign withholding taxes

            o     the threat of nationalization and expropriation

            o an increased potential for corrupt business practices in certain foreign countries


USE OF DERIVATIVES FOR HEDGING PURPOSES

         The Fund may use derivative instruments to hedge portfolio risk and for cash management purposes. Investing in derivative investments involves numerous risks. For example:

            o the underlying investment or security might not perform in the manner that Orbitex expects it to perform, which could make the effort to hedge unsuccessful

            o the company issuing the instrument may be unable to pay the amount due on the maturity of the instrument

            o certain derivative investments held by the Fund may trade only in the over-the-counter markets or not at all, and can be illiquid

            o derivatives may change rapidly in value because of their inherent leverage

         All of this can mean that the Fund's net asset value may change more often and to a greater degree than it otherwise would. The Fund has no obligation to enter into any hedging transactions.

LENDING OF SECURITIES

         The Fund may lend securities from its portfolio to brokers, dealers, and other financial institutions needing to borrow securities to complete certain transactions. Although the Fund will receive collateral in connection with all loans of portfolio securities, and such collateral will be marked to market, the Fund will be exposed to the risk of loss should a borrower default on its obligation to return the borrowed securities. For example, loaned securities may have appreciated beyond the value of the collateral held by the Fund at the time of a default. In addition, the Fund will bear the risk of loss on any collateral that it chooses to invest. Loans of portfolio securities may not exceed one-third of the value of the Fund's total assets.


                  INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES


INVESTMENT OBJECTIVE

         The Fund seeks to provide long-term growth of capital through selective investment in the securities of life sciences and biotechnology companies of all sizes that offer potential for growth.


INVESTMENT IN LIFE SCIENCES AND BIOTECHNOLOGY COMPANIES


         The Fund invests primarily in the securities of companies, both U.S. and foreign, primarily engaged in life sciences, pharmaceuticals, medical research and biotechnology research, development and implementation, and other areas related to the life sciences and biotechnology industries. Under normal circumstances, the Fund invests at least 80% of its net assets in equity securities issued by life sciences companies and biotechnology companies. As a matter of fundamental policy, the Fund will concentrate (invest at least 25% of its total assets) in securities issued by companies in the life sciences and biotechnology industries. The Fund invests primarily in U.S. common stocks, but also may invest in other types of equity securities and debt securities. The Fund may invest up to 20% of its net assets in debt securities rated below investment grade or unrated securities of equivalent quality (commonly referred to as "junk bonds"). The Fund may invest in companies of any size, but generally expects to invest a majority of its assets in small and medium-sized companies. The Fund may invest a significant portion of its total assets in equity securities of privately owned life sciences and biotechnology companies that plan to conduct an initial public offering or IPO. These are referred to as venture capital companies. There will be no public market for the shares of a venture capital company at the time of the Fund's investment, and there can be no assurance that a planned IPO will ever be completed. The Fund also may invest in private venture capital funds that specialize in investing in life sciences and biotechnology companies

         The Fund invests in companies that Orbitex expects to capitalize on emerging changes in the life sciences and biotechnology industries.


         The Fund defines a "life sciences company" as an entity that is principally engaged in:

             o the design, manufacture or sale of products or services used for or in connection with medicine

             o research and development of pharmaceutical products, gene mapping and medical services

             o design, manufacture, or sale of life science-related products and services

         The Fund defines a "biotechnology company" as an entity that is principally engaged in:

             o research, development, manufacture or distribution of products and services relating to human health care, pharmaceuticals, agricultural and veterinary applications, and the environment

             o manufacturing and/or distributing biotechnological and biomedical products, including devices, instruments and/or drug delivery systems

         The Fund also defines a "life sciences or biotechnology company" as an entity that is principally engaged in providing materials, products or services to a life sciences or biotechnology company. The Fund considers a company to be "principally engaged" in one of the above activities if at least 50% of its revenues or profits were derived from, or at least 50% of its assets were in, those activities during the company's most recent fiscal year.

         The Fund may invest a substantial portion of its assets in venture capital companies that it determines to be in the "late-stage" (also referred to as "mezzanine") or "pre-IPO" stage of development, although from time to time the Fund may invest in companies that are in the early ("seed") or expansion stage of development. These terms are explained below. It is possible, however, that the Fund will invest only a small portion of its assets, or none at all, in venture capital companies, as a result of market conditions, available opportunities and other factors.


         Seed financing is typically a relatively small amount of capital used to test a concept so that start-up capital can be obtained; the term also may extend to companies completing product development and initial marketing. Typically, a company at the seed financing stage has not yet sold its product commercially. Expansion financing is sought by companies that have expended their initial capital (often in developing and market-testing a prototype) and that require funds to initiate full-scale manufacturing and sales. Expansion capital may also provide working capital for the initial expansion of a company that is manufacturing and shipping its product, but that does not yet show a profit. The Fund will participate in seed and/or expansion financing for a company only if it has an established management team with proven track record of building a business and, in Orbitex's judgment, an innovative product idea with a sustainable competitive advantage. The Fund expects that companies in the early and expansion stages will not conduct an IPO for up to five years, and possibly substantially longer, from the time of initial investment.

         The Fund considers a venture capital company to be in the late stage if it has a developed infrastructure and has commenced earning revenues. The Fund expects that late-stage companies will undertake an IPO within a period of one to three years. A pre-IPO company is somewhat more developed than a late-stage company. The Fund generally would expect to acquire equity securities of pre-IPO companies in private placements within a year prior to their planned IPOs. The Fund will seek late-stage and pre-IPO companies that offer reasonable valuations, especially relative to public companies. Late-stage and pre-IPO companies typically will have small capitalizations and limited or no liquidity; even after an IPO, liquidity may be limited and the Fund generally will be subject to contractual limitations on its ability to sell shares.

         All venture capital investments involve substantial risks. The risks associated with investing in companies in the seed or expansion stages of development are greater than those of companies in the late or pre-IPO stage, because the concepts generally are unproven, the companies have little or no track record, and the prospect of an IPO is highly contingent upon factors that are often not in the companies' control. See "Risk Factors--Investments in Venture Capital Companies."

         Of the Fund's venture capital investments, up to 10% of the Fund's total assets may be invested in securities of investment funds that invest primarily in venture capital companies. These investments may involve relatively high fees, including incentive fees (the Fund will be indirectly paying fees to the manager of such investment funds and their other service providers and to Orbitex and the Fund's other service providers on the same assets), and a high degree of risk. See "Risk Factors--Venture Capital Funds."

         The Fund also will invest in small and medium-sized public companies. The common stock of these companies may trade over-the-counter, on the Nasdaq SmallCap Market, the Nasdaq National Market, the New York Stock Exchange, the American Stock Exchange or on other markets. Many of these companies may have only recently become public companies, and may have a relatively small proportion of their outstanding common stock publicly traded.


BORROWING; USE OF LEVERAGE

         The Fund is authorized to borrow money to fund the purchase of portfolio securities to meet repurchase requests and for cash management purposes. The use of borrowings involves a high degree of risk. See "Risk Factors--Leverage; Borrowing." The Fund generally intends to borrow money only in limited circumstances when attractive investment opportunities are available that would further the Fund's investment objective and sufficient liquid resources are not otherwise available, or where Orbitex believes it would not be prudent to sell existing portfolio holdings. The Fund will not, in any event, borrow money until the proceeds of the offering are substantially invested in furtherance of the Fund's investment objective. The Fund will seek to repay borrowings used to meet repurchase requests and for cash management purposes within one year of their incurrence. The Fund may not borrow money to pay Fund expenses.


         The Fund is not permitted to borrow for the purpose of purchasing additional portfolio securities at any time that borrowings exceed 20% of its total assets. In addition, the Investment Company Act prohibits the Fund from borrowing for any purpose if, immediately after such borrowing, it will have an "asset coverage" of less than 300%.

The Investment Company Act also provides that the Fund may not declare dividends or distributions, or purchase its stock (including in repurchase offers) if, immediately after doing so, it will have an "asset coverage" of less than 300%. For this purpose, an "asset coverage" of 300% means that the Fund's total assets equal 300% of the total outstanding principal balance of indebtedness. Lenders may require the Fund to agree to more restrictive asset coverage requirements as a condition to providing credit to the Fund, and may also limit the extent to which the Fund may hold illiquid securities, reducing the Fund's investment flexibility. If the Fund is unable to make distributions as a result of these requirements, it may no longer qualify as a regulated investment company and could be required to pay additional taxes. The Fund may also be forced to sell investments on unfavorable terms if market fluctuations or other factors reduce the asset level below what is required by the Investment Company Act or the Fund's loan agreements.

         The Fund's willingness to borrow money, and the amount it will borrow, will depend on many factors, the most important of which are investment outlook, market conditions and interest rates. Successful use of borrowing for financial leverage purposes (that is, to acquire portfolio securities) depends on Orbitex's ability to predict correctly interest rates and market movements, and there is no assurance that a borrowing strategy will be successful during any period in which it is employed.


HEDGING

         The Fund may seek to hedge portfolio risk through the use of financial instruments known as derivatives. A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity or other asset. The Fund will use a specific type of derivative only after consideration of, among other things, how the derivative instrument serves the Fund's investment objective and the risk associated with the instrument. The Fund may use derivatives only for the purposes of hedging portfolio risk and cash management.

         The Fund may buy or sell put or call options on transferable securities or indices of securities to hedge against adverse movements in the prices of securities held in the Fund's portfolio. The Fund's options strategies may include the purchase of puts and the simultaneous writing of calls having different strike prices to place a "collar" on a portion of the Fund's asset value (this strategy, which involves the sale of call options to help reduce the price of the put options, is viewed as a hedge even though the writing of a call without the purchase of a put would not be considered hedging). The Fund may buy or sell these options if they are traded on options exchanges or over-the-counter markets. However, the Fund will only enter into transactions with broker-dealers that are reputable financial institutions which (i) specialize in these types of transactions, (ii) make markets in these options, or (iii) are participants in over-the-counter markets. A put option gives the purchaser of the option the right to sell, and obligates the writer of the put option to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer of the call option to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option.

         Orbitex will consider changes in foreign currency exchange rates in making investment decisions about non-U.S. securities. As one way of managing exchange rate risk, the Fund may enter into forward currency exchange contracts (agreements to purchase or to sell U.S. dollars or non-U.S. currencies at a future date). A forward contract may help reduce the Fund's losses on securities denominated in a currency other than U.S. dollars, but it may also reduce the potential gain on the securities depending on changes in the currency's value relative to the U.S. dollar. See "Additional Investment Policies--Other Operating Policies--Foreign Currency Transactions" in the SAI.


SHORT SALES

         The Fund may engage in short sales of securities. To effect a short sale, the Fund will borrow a security from a brokerage firm, or other permissible financial intermediary, to make delivery to the buyer. The Fund then is obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Fund, which would result in a loss or gain, respectively. The Fund may not always be able to borrow a security it wants to sell short and thus will lose the opportunity to benefit from its strategy. The Fund also may be unable to close out a short position at any particular time or at an unacceptable price. If the Fund is required to replace the borrowed security at a time when other short sellers of the same security also are required to replace it, a "short squeeze" can occur, wherein the Fund might be compelled, at a disadvantageous time, to replace the borrowed security, possibly at prices significantly in excess of the proceeds received from the short sale. Although the Fund's gain on a short sale is limited to the amount at which it sold the security short, its potential loss can increase rapidly and is limited only by the maximum attainable price of the security less the price at which the security was sold. Short selling is a speculative investment technique and, in certain circumstances, can substantially increase the impact of adverse price movements on the Fund's portfolio. The Fund's short sales transactions will not be limited by the Fund's borrowing policy described above.


NON-DIVERSIFIED STATUS


         As a non-diversified investment company, the Fund faces few regulatory restrictions on the proportion of its total assets it may invest in the securities of any one company, or on the proportion of its total assets it allocates to control interests in companies. However, the Fund does not intend to invest more than 25% of its total assets in the securities of any one company. The Fund may own a controlling interest in one or more companies, and it (or it and other funds managed by Orbitex) may own up to 100% of certain companies. However, the Fund does not intend to invest more than 25% of its total assets in controlling interests of companies. Market fluctuations could cause these limits to be exceeded.



INVESTMENT DECISIONS BASED UPON EXTENSIVE RESEARCH


         The Fund uses a bottom-up stock selection approach that blends value and growth criteria, as well as identifies investment and economic themes that can drive profits. This means that Orbitex will extensively research specific companies in the life sciences and biotechnology industries to find those companies that Orbitex believes offer the greatest prospects for future growth. In selecting individual securities, Orbitex will look for companies that it believes display or are expected to display:


              o   robust growth prospects

              o revenue-producing life sciences or biotechnological innovations

              o   high profit margins or return on capital

              o attractive valuations relative to expected earnings or cash flow

              o   strong current or future cash flow

              o   large installed base or distribution franchise

              o   quality management

              o   favorable new product cycles

              o   unique competitive advantages, including intellectual property


CIRCUMSTANCES IN WHICH THE FUND WILL SELL A SECURITY

         The Fund may sell those holdings that it has identified as having exceeded the fair market value and may sell the securities of a company that has experienced a fundamental shift in its core business processes and objectives. The Fund also may sell the securities of a company when the industry in which the company operates has undergone a shift in focus or industry dynamics.

         The Fund also may be forced to sell securities to meet its quarterly share repurchase obligation. As a result, the annual portfolio turnover of the Fund may exceed 100%. A high portfolio turnover rate will increase the Fund's expenses. On the other hand, the Fund may invest a significant portion of its assets in venture capital securities having very little liquidity. The Fund may be forced to retain such assets even in circumstances where the Fund's investment policies indicate the assets should be sold. Alternatively, it may have to sell such securities at disadvantageous prices in order to raise cash. See "Risk Factors--Restricted and Illiquid Securities."


DEFENSIVE MEASURES

         The Fund may, from time to time, take temporary defensive positions in cash or short-term debt securities that are inconsistent with its principal strategies in an attempt to moderate extreme volatility caused by adverse market, economic, or other conditions. This could prevent the Fund from achieving its investment objective.

                             MANAGEMENT OF THE FUND

         The board of directors provides broad supervision over the affairs of the Fund.


         Orbitex Management, Inc., 410 Park Avenue, New York, New York 10022, is the manager of the Fund. Subject to the authority of the Fund's board of directors, Orbitex is responsible for the Fund's investments and administers the Fund's business and other affairs. Orbitex was established in 1995 and employs a staff of eight investment management professionals with an average experience of ten years in the investment management business. Orbitex is an affiliate of Orbitex Management Ltd., an investment adviser that provides investment services to individuals and institutions, including Canadian unit trusts. As of December 31, 2001, Orbitex managed approximately $1.92 billion in 12 mutual fund portfolios and for institutional and other accounts.



MANAGEMENT FEE


         The Fund pays a fee to Orbitex for its management services at an annual rate of 1.75% of the Fund's average daily net assets. The fee is calculated daily and payable monthly. This management fee is higher than the advisory fees paid by most U.S. investment companies.



PORTFOLIO MANAGEMENT


Alidad Mireskandari and Gregory Aurand are the portfolio managers of the Fund. Alidad Mireskandari, Ph.D., MBA, is a portfolio manager on the healthcare team at Orbitex. He concentrates in the fields of biotechnology, life sciences and genetics. Dr. Mireskandari joined Orbitex in August 2001. Prior to joining Orbitex, Dr. Mireskandari was a portfolio manager at Monument Advisors, Ltd. where he was responsible for the management of the Monument Medical Sciences Fund from July 2000 to July, 2001. From December 1999 to July 2000, he was a Manager in the Life Sciences Industry Group at Pittiglio Rabin Todd & McGrath, a premier global consulting firm to high technology companies, where he consulted on development of technology and product cycle-time improvements in the pharmaceutical and medical devices industry. From May 1997 to August 1997, Dr. Mireskandari evaluated strategic business opportunities in the combinatorial chemistry industry for Fisher Scientific. For the five years prior to joining Fisher, Dr. Mireskandari was a Research Fellow at NIH's National Cancer Institute. In its Laboratory of Molecular Virology, he led a team conducting analysis of Human T-cell Leukemia Virus Type-1 (HTLV-1) infection and replication mechanisms. Dr. Mireskandari has a BS degree (biology) and a Ph.D. (genetics) from the George Washington University and a MBA degree from the University of Michigan Business School.

Gregory Aurand, who joined Orbitex in September 2001, has over 18 years of investment experience. Aurand came to Orbitex from Munder Capital Management, where he was senior equity analyst and portfolio manager from 1995 to 2001. He co-managed the Munder Bio(Tech)2 Fund and was portfolio manager on sub-advised healthcare portfolios. He was also the healthcare analyst supporting various other Munder funds with healthcare exposure. His primary areas of coverage were medical devices and supplies, pharmaceuticals, health distribution and biotechnology. From 1989 to 1994, Aurand was a portfolio manager and analyst at Comerica Bank, where he was portfolio manager for institutional equity and balanced portfolios and also for personal equity and fixed income portfolios of high net worth individuals.


EXPENSES OF THE FUND


         The Fund pays a management fee to Orbitex plus all its expenses other than those assumed by Orbitex. The expenses of the Fund include the shareholder servicing fee, brokerage commissions, interest on any borrowings by the Fund, fees and expenses of outside legal counsel (including fees and expenses associated with review of documentation for prospective venture capital investments by the Fund) and accountants, taxes and governmental fees, custody, expenses of printing and distributing prospectuses, reports, notices (including notices relating to the quarterly repurchase offers) and proxy materials, expenses of printing and filing reports and other documents with government agencies, expenses of shareholders' meetings, expenses of corporate data processing and related services, shareholder record keeping and shareholder account services, fees and disbursements, fees and expenses of directors of the Fund not employed by Orbitex or its affiliates, insurance premiums and extraordinary expenses such as litigation expenses.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT


         Orbitex Data Services, Inc. ("ODS"), 14707 California Street, Suite 5, P.O. Box 542007, Omaha, NE 68154-1952, an affiliate of Orbitex, is the Fund's transfer agent and dividend disbursing agent. ODS also is the Fund's shareholder service agent, providing shareholder account services to the Fund.



CUSTODIAN


         Circle Trust Company ("Circle Trust"), Metro Center, One Station Place, Stamford, CT 06902, an affiliate of Orbitex, is the Fund's custodian. The Fund may pay brokerage commissions to Circle Trust or another broker that is an affiliate of Orbitex.


                                REPURCHASE OFFERS


         A substantial portion of the Fund's investments may be illiquid and the Fund does not intend to maintain a significant cash position. For this reason, the Fund is structured as a closed-end fund, which means that you will not have the right to redeem your shares on a daily basis. In addition, the Fund does not expect any trading market to develop for its shares. As a result, if you invest in the Fund you will have limited opportunity to sell your shares.

         To provide you with a degree of liquidity, and the ability to receive net asset value on a disposition of your shares, the Fund makes quarterly offers to repurchase its shares. The repurchase offers are limited to a specified percentage of the Fund's outstanding shares. Shares are repurchased at their net asset value; the Fund does not charge a repurchase fee. The quarterly offers are made pursuant to a fundamental policy of the Fund that may be changed only with the approval of the Fund's shareholders.


THE FUND OFFERS TO REPURCHASE 5% OF ITS OUTSTANDING SHARES EACH QUARTER

          Each quarter, the Fund offers to repurchase 5% of the number of shares outstanding on the date repurchase requests are due. The Fund's board of directors may establish a larger percentage for any quarterly repurchase offer. However, the percentage will not be more than 25% of the shares outstanding on the date repurchase requests are due.

           Quarterly repurchase offers will commence each March, June, September and December and will be completed in the following month.


         When a repurchase offer commences, the Fund will send a notification of the offer to shareholders via their financial intermediaries. The notification will specify, among other things:

              o the percentage of shares that the Fund is offering to repurchase, which will ordinarily be 5%

              o the date on which a shareholder's repurchase request is due, which will ordinarily be the second Friday of the following month

              o the date that will be used to determine the Fund's net asset value applicable to the share repurchase, which is generally expected to be the day on which requests are due

              o the date by which shareholders will receive the proceeds from their share sales

              o the net asset value of the common stock of the Fund no more than seven days prior to the date of the notification


         The Fund sends this notification approximately 30 days before the due date for the repurchase request. In no event will the notification be sent less than 21 or more than 42 days in advance. Your shares of the Fund must be held through a selected broker or dealer. Certificated shares will not be available, and you will not be able to receive repurchase offers directly from the Fund. Your selected broker or dealer may require additional time to mail the repurchase offer to you, to process your request, and to credit your account with the proceeds of any repurchased shares.


         THE DUE DATE FOR REPURCHASE REQUESTS IS A DEADLINE THAT WILL BE STRICTLY OBSERVED. If your intermediary fails to submit your repurchase request in good order by the due date, you will be unable to liquidate your shares until a subsequent quarter, and you will have to resubmit your request in that quarter. You should be sure to advise your intermediary of your intentions in a timely manner. You may withdraw or change your repurchase request at any point before the due date.


THE FUND'S FUNDAMENTAL POLICIES WITH RESPECT TO SHARE REPURCHASES

         The Fund has adopted the following fundamental policies in relation to its share repurchases which may be changed only by a majority vote of the outstanding voting securities of the Fund:


           o as stated above, the Fund will make share repurchase offers every three months, pursuant to Rule 23c-3 under the Investment Company Act, as it may be amended from time to time, commencing each March, June, September and December and will be completed in the following month


           o 5% of the Fund's outstanding common stock will be subject to the repurchase offer, unless the board of directors establishes a different percentage, which must be between 5% and 25%

           o the repurchase request due dates will be the second Friday of each January, April, July and October (or the preceding business day if that day is a New York Stock Exchange holiday)

           o there will be a maximum 14 day period between the due date for each repurchase request and the date on which the Fund's net asset value for that repurchase is determined


PRO RATA PURCHASES OF SHARES IN THE EVENT OF AN OVERSUBSCRIBED REPURCHASE OFFER

         There is no minimum number of shares that must be tendered before the Fund will honor repurchase requests. However, the percentage determined by the board of directors for each repurchase offer will set a maximum number of shares that may be purchased by the Fund. In the event a repurchase offer by the Fund is oversubscribed, the Fund may, but is not required to, repurchase additional shares, but only up to a maximum amount of two percent of the outstanding shares of the Fund. If the Fund determines not to repurchase additional shares beyond the repurchase offer amount, or if shareholders tender an amount of shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the shares tendered on a pro rata basis.

         If pro-ration is necessary, the Fund will send a notice of pro-ration to selected brokers and dealers on the business day following the due date. The number of shares each investor asked to have repurchased will be reduced by the same percentage. If any shares that you wish to have repurchased by the Fund are not repurchased because of pro-ration, you will have to wait until the next repurchase offer, and your repurchase request will not be given any priority over other investors' requests at this later date. Thus, there is a risk that the Fund may not purchase all of the shares you wish to sell in a given quarter or in any subsequent quarter. In anticipation of the possibility of pro-ration, some shareholders may tender more shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood of pro-ration. THERE IS NO ASSURANCE THAT YOU WILL BE ABLE TO SELL AS MANY OF YOUR SHARES AS YOU DESIRE TO SELL.

         The Fund may suspend or postpone a repurchase offer in limited circumstances, but only with the approval of a majority of the board of directors, including a majority of independent directors.


DETERMINATION OF REPURCHASE PRICE

         The repurchase price payable in respect of a repurchased share will be equal to the share's net asset value on the date specified in the notice. The Fund's net asset value per share may change substantially in a short time as a result of developments at the companies in which the Fund invests. Changes in the Fund's net asset value may be more pronounced and more rapid than with other funds because of the Fund's emphasis on small companies and venture capital companies that are not publicly traded. The Fund's net asset value per share may change materially between the date a repurchase offer is mailed and the due date, and it also may change materially shortly after a repurchase is completed. The method by which the Fund calculates net asset value is discussed under the caption "Calculation of Net Asset Value."


PAYMENT


         The Fund will repurchase shares on the next business day after the net asset value determination date. Proceeds will be distributed to intermediaries as specified in the repurchase offer notification, usually on the third business day after repurchase. In any event, the Fund will pay repurchase proceeds no later than seven days after the net asset value determination date.



IMPACT OF REPURCHASE POLICIES ON THE LIQUIDITY OF THE FUND

         From the time the Fund distributes each repurchase offer notification until the net asset value determination date, the Fund must maintain liquid assets at least equal to the percentage of its shares subject to the repurchase offer. For this purpose, liquid assets means assets that may be disposed of in the ordinary course of business at approximately the price at which they are valued or which mature by the repurchase payment date. The Fund also is permitted to borrow money to meet repurchase requests. Borrowing by the Fund involves certain risks for shareholders. See "Risk Factors--Borrowing."


CONSEQUENCES OF REPURCHASE OFFERS

         The Fund believes that repurchase offers generally will be beneficial to the Fund's shareholders, and generally will be funded from available cash or sales of portfolio securities. However, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their shares into a repurchase offer by increasing the Fund's expenses and reducing any net investment income. To the extent the Fund finances repurchase proceeds by selling Fund investments, the Fund will hold a larger proportion of its total assets in highly illiquid securities. Also, the sale of securities to fund repurchases could reduce the market price of those securities, which in turn would reduce the Fund's net asset value.

         Repurchase offers provide shareholders with the opportunity to dispose of shares at net asset value. There is no assurance that any secondary market for the Fund's shares will develop, and in the event that a secondary market does develop, it is possible that shares would trade in that market at a discount to net asset value. The existence of periodic repurchase offers at net asset value may not alleviate such discount.

         Repurchase of the Fund's shares will tend to reduce the number of outstanding shares and, depending upon the Fund's investment performance, its net assets. A reduction in the Fund's net assets will tend to increase the Fund's expense ratio.

         In addition, the repurchase of shares by the Fund will be a taxable event to shareholders. For a discussion of these tax consequences, see "Taxes."

                         CALCULATION OF NET ASSET VALUE


         The Fund computes its net asset value on each business day as of the close of regular business of the New York Stock Exchange, which is generally 4:00 p.m. New York time. Securities owned by the Fund will be valued at current market prices. If reliable market prices are unavailable (e.g., in the case of the Fund's venture capital investments), securities will be valued at fair value as determined in good faith in accordance with procedures approved by the Fund's board of directors. Venture capital investments will be valued at fair value, which will be cost unless Orbitex determines, pursuant to the Fund's valuation procedures, that such a valuation is no longer fair or appropriate. In such situations, the Fund's investment will be revalued in a manner that Orbitex, following procedures approved by the board of directors, determines best reflects its fair value. When the Fund holds securities of a class that has been sold to the public, fair valuation would often be market value less a discount to reflect contractual or legal restrictions limiting resale. Fair value represents a good faith approximation of the value of an asset and will be used where there is no public market or possibly no market at all for a company's securities. The fair values of one or more assets may not, in retrospect, be the prices at which those assets could have been sold during the period in which the particular fair values were used in determining the Fund's net asset value. As a result, the Fund's issuance or repurchase of its shares at net asset value at a time when it owns securities that are valued at fair value may have the effect of diluting or increasing the economic interest of existing shareholders.


         Orbitex and the board of directors will consider numerous factors in establishing a fair value for venture capital investments. Factors that relate to the securities of a venture capital company will include the cost of the security; the last available quoted price or traded price, if any, for the security; fundamental analytical data relating to transactions in comparable securities; relationships among various securities and industry-specific indices and evaluation of the forces which influence the market in which the security is purchased and sold; the size of the Fund's position and the liquidity of the market for the security; recent purchases and sales (including new issuances) of the company's securities; pricing by dealers in similar securities; reported prices and the extent of public trading in similar financial instruments of the issuer or comparable securities; pending public offerings by the company; and contractual and regulatory restrictions on the Fund's disposition of the security. Factors that relate to a venture capital company itself will include its financial position and results of operations, including their variance from projections; the company's business and financial plan; its ability to obtain needed financing; changes in economic conditions affecting the company; pending reorganization activity; changes in management; changes in contracts with major customers and distributors; and changes in technology affecting the company's products and services. Certain developments, such as changes in senior management of a company or its capital structure, or removal of legal or contractual restrictions on sale, will cause Orbitex to review the valuation of a company's securities immediately. In addition, a combination of developments that are individually less significant also may cause a review of valuation.

         Expenses of the Fund, including Orbitex's management fee and the costs of any borrowings, are accrued daily and taken into account for the purpose of determining net asset value.

         The net asset value per share is computed by dividing (i) the net asset value of the Fund by (ii) the number of shares then outstanding. The net asset value per share will be rounded up or down to the nearest cent. You may obtain the Fund's daily net asset value per share by calling 1-888-ORBITEX or by visiting Orbitex's Internet website (http://www.orbitexfunds.com). A listing of the securities in the Fund's portfolio are posted monthly on Orbitex's website. The Fund also makes its net asset value per share available for publication weekly.


                                  CAPITAL STOCK

         The Fund is authorized to issue 100 million shares of capital stock, all of one class called common stock, $0.01 par value. The board of directors is authorized to classify and reclassify any unissued shares of capital stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares. The board of directors is also authorized to increase or decrease the number of shares the Fund is authorized to issue.

         The common stock is entitled to one vote per share at all meetings of shareholders. The Fund does not hold annual meetings of shareholders. Common shareholders do not have preemptive, subscription or conversion rights, and are not liable for further calls or assessments. Common shareholders are entitled to receive dividends only if and to the extent declared by the board of directors and only after the board has made provision for working capital and reserves as it in its sole discretion deems advisable. Common stock is not available in certificated form, and shares must be held through a selected broker or dealer.

         In general, any action requiring a vote of the holders of the common stock of the Fund will be effective if taken or authorized by the affirmative vote of a majority of the aggregate number of the votes entitled to vote thereon. Any change in the Fund's fundamental policies may also be authorized by the vote of 67% of the votes present at a shareholders' meeting if the holders of a majority of the aggregate number of votes entitled to vote are present or represented by proxy. The Fund's charter requires the affirmative vote of 67% of the aggregate number of votes entitled to be cast to authorize any of the following actions unless such action has been approved by a two-thirds vote of the entire board of directors: (i) a merger or consolidation of the Fund; (ii) certain sales of all or substantially all of the Fund's assets; (iii) the liquidation or dissolution of the Fund; (iv) the conversion of the Fund into an open-end fund; (v) an increase in the maximum number of directors specified in the charter; (vi) the removal of a director; or (vii) an amendment of the charter to reduce the two-thirds vote required to authorize the actions listed in this sentence. In addition, the Fund's bylaws provide, among other things, that: nominations for directors and other stockholder proposals must be made within specified time frames in advance of an annual or special meeting of stockholders and must be accompanied by specified information; special meetings of stockholders may be called at the written request of stockholders holding not less than 50% of the votes entitled to be cast at such a meeting; and only the board of directors may amend the bylaws. Some of the foregoing could have the effect of delaying, deferring or preventing changes in control of the Fund.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, after payment of all of the liabilities of the Fund, the common shareholders are entitled to share ratably in all the remaining assets of the Fund.




         Set forth in the table below is certain information about the Fund's common stock as of February 1, 2002.

Title of Class    Amount Authorized   Amount Held by the Fund for Own Account             Amount Outstanding
--------------    -----------------   ---------------------------------------             ------------------
Common Stock      100,000,000 shares               None                                      462,616 shares


                               DISTRIBUTION POLICY

         Dividends will be paid annually on the common stock in amounts representing substantially all of the net investment income, if any, earned each year. Payments on the common stock will vary in amount, depending on investment income received and expenses of operation. It is likely that many of the companies in which the Fund invests will not pay any dividends, and this, together with the Fund's expenses, means that the Fund is unlikely to have income or pay dividends. The Fund is not a suitable investment if you require regular dividend income.

         Substantially all of any taxable net capital gain realized on investments will be paid to common shareholders at least annually.

         In addition, depending upon the performance of the Fund's investments, the related growth of the Fund's net assets, and the availability of attractive investment opportunities, the Fund may from time to time make a distribution that constitutes a return of capital for federal income tax purposes. See "Taxes."

         The net asset value of each share that you own will be reduced by the amount of the distributions or dividends that you receive from that share.


AUTOMATIC REINVESTMENT PLAN

         The automatic reinvestment plan is available for any holder of the Fund's common stock who wishes to purchase additional shares using dividends and/or capital gain distributions paid by the Fund. You may elect to:

              o reinvest 100% of both dividends and capital gain distributions;

              o receive dividends in cash and reinvest capital gain distributions; or

              o   receive both dividends and capital gain distributions in cash.

         Your dividends and capital gain distributions will be reinvested automatically if you do not instruct your broker or dealer otherwise. The Fund may limit the extent to which any distributions that are returns of capital may be reinvested in the Fund.

         Shares will be issued to you at their net asset value on the ex-dividend date; there is no sales charge or other charge for reinvestment. You are free to change your election at any time by contacting your broker or dealer, who will inform the Fund. Your request must be received by the Fund before the record date to be effective for that dividend or capital gain distribution.

         The Fund reserves the right to suspend the automatic reinvestment plan at any time and require shareholders to receive all distributions in cash. The Fund also may limit the maximum amount that may be reinvested, either as a dollar amount or as a percentage of distributions. The Fund currently does not expect to suspend or limit the reinvestment plan, but it may determine to do so if the amount being reinvested by shareholders exceeds the available investment opportunities that Orbitex considers suitable for the Fund.


         For additional information about the Fund's automatic reinvestment plan, you may call 1-888-ORBITEX or contact ODS, 14707 California Street, Suite 5, P.O. Box 542007, Omaha, NE 68154-1952.



DISTRIBUTIONS IN-KIND

         The Fund reserves the right to make any distributions in-kind (that is, to distribute securities from its portfolio instead of cash). However, the Fund currently does not intend to make any in-kind distributions, and only securities that are freely transferable will be distributed in-kind.

                                      TAXES


         The Fund has qualified and intends to continue to qualify as a regulated investment company under the Internal Revenue Code. As a regulated investment company, the Fund will generally be exempt from federal income taxes on net investment income and capital gain distributed to shareholders, as long as at least 90% of the Fund's investment income and net short-term capital gains are distributed to shareholders each year.


         Dividends from net investment income and distributions from net short-term capital gain are taxable as ordinary income and, to the extent attributable to dividends received by the Fund from U.S. corporations, may be eligible for a 70% dividends-received deduction for shareholders that are corporations. Distributions from net capital gain are taxable as long-term capital gain, regardless of how long shares in the Fund have been held by the shareholder, and are not eligible for the dividends-received deduction. The tax treatment of dividends and capital gain distributions is the same whether you take them in cash or reinvest them to buy additional Fund shares.

         When you sell Fund shares or have shares repurchased by the Fund, any gain or loss you realize will generally be treated as a long-term capital gain or loss if you held your shares for more than one year, or as a short-term capital gain or loss if you held your shares for one year or less. However, if you sell Fund shares on which a long-term capital gain distribution has been received and you held the shares for six months or less, any loss you realize will be treated as a long-term capital loss to the extent that it offsets the long-term capital gain distribution.

         The Fund does not intend to operate so as to be permitted to "pass-through" to its shareholders credit for foreign taxes, if any, payable by the Fund.

         Each January, you will be sent information on the tax status of any distribution made during the previous calendar year. Because each shareholder's situation is unique, you should always consult your tax adviser concerning the effect income taxes may have on your individual investment.

                                  DISTRIBUTION


         Fund Distributor, Inc./BISYS, 60 State Street, Suite 1300, Boston, Massachusetts 02109, is the distributor of the Fund's shares. BISYS has entered into selected dealer agreements with various dealers (the "Selected Dealers") that have agreed to use their best efforts to sell the Fund's shares. The Selected Dealers are required to pay for only the securities they sell to the public and have no obligation to sell any specific number of Fund shares.

          The public offering price of the shares to investors is the Fund's then current net asset value per share, determined by the Fund or any agent of the Fund in accordance with the method set forth above under "Calculation of Net Asset Value," plus the sales charge equal to 4% (4.16% of the net amount invested). The Selected Dealers are entitled to receive the amount of the sales charge in respect of Fund shares sold.


         Fund shares may be sold without a sales charge to the directors, trustees, officers and employees of the Fund, a fund in the Orbitex Group of Funds, Orbitex or its affiliates, a Selected Dealer, such persons' immediate family members, and partners and employees of outside legal counsel to the Fund or other funds managed by Orbitex.


FUTURE OFFERINGS


         The Fund may from time to time offer additional shares to investors, depending upon market conditions, available investment opportunities and other factors, but the Fund has no current plans for any future offerings. Orbitex may sponsor other funds that are similar to the Fund in the future.



SHAREHOLDER SERVICING FEE


         The Fund pays Selected Dealers that have entered into a shareholder servicing agreement with the distributor a shareholder servicing fee to compensate them for providing shareholder services and the maintenance of accounts. These services include responding to client inquiries about the Fund or their share position in the Fund, forwarding shareholder communications to clients, assisting clients in changing dividend options, account designations or addresses, and assisting in processing repurchase requests. The shareholder servicing fee is payable at an annual rate of 0.25% of the value of the outstanding shares owned by customers of such broker or dealer. This fee is accrued daily as an expense of the Fund.


                               GENERAL INFORMATION


         The Fund is registered under the Investment Company Act as a closed-end, non-diversified management investment company. The Fund was incorporated under the laws of the State of Maryland on April 6, 2000 and is continuously offered. The Fund's office is located at 14707 California Street, P.O. Box 542007, Omaha, NE 68154-1952 and its telephone number is 1-888-ORBITEX. Investment advisory services are provided to the Fund by Orbitex Management, Inc. The Fund's transfer agent is Orbitex Data Services, Inc., an affiliate of Orbitex.

                            TABLE OF CONTENTS OF SAI

Additional Investment Policies.....................................................................................B-2
Directors and Officers.............................................................................................B-8
Investment Advisory and Other Services............................................................................B-10
Experts...........................................................................................................B-13
Custodian, Transfer Agent and Dividend Disbursing Agent...........................................................B-11
Brokerage Commissions.............................................................................................B-11
Financial Statements..............................................................................................B-13

                                     ORBITEX

                    LIFE SCIENCES & BIOTECHNOLOGY FUND, INC.


                 14707 California St., Suite 5, P.O. Box 542007
                           Omaha, Nebraska 68154-1952

                                A Management Type
                           Non-Diversified, Closed-End
                               Investment Company




                            ------------------------



                                  COMMON STOCK
                                ($0.01 PAR VALUE)




                            ------------------------


                                   PROSPECTUS

                                FEBRUARY 28, 2002




         INVESTMENT MANAGER                SHAREHOLDER SERVICE AGENT
         Orbitex Management, Inc.          Orbitex Data Services, Inc.
         410 Park Avenue                   14707 California Street
         New York, New York 10022          Suite 5, P.O. Box 542007
                                           Omaha, Nebraska 68154-1952

         CUSTODIAN                         GENERAL COUNSEL
         Circle Trust Company              Clifford Chance Rogers & Wells LLP
         Metro Center                      200 Park Avenue
         One Station Place                 New York, New York 10166
         Stamford, Connecticut 06902

                ORBITEX LIFE SCIENCES & BIOTECHNOLOGY FUND, INC.


                       STATEMENT OF ADDITIONAL INFORMATION

                                February 28, 2002

                             14707 California Street
                                     Suite 5
                                 P.O. Box 542007
                              Omaha, Nebraska 68154


                                  1-888-ORBITEX


     THIS STATEMENT OF ADDITIONAL INFORMATION ("SAI") IS NOT A PROSPECTUS. THIS SAI RELATES TO AND SHOULD BE READ IN CONJUNCTION WITH THE PROSPECTUS OF ORBITEX LIFE SCIENCES & BIOTECHNOLOGY FUND, INC. (THE "FUND"), DATED FEBRUARY 28, 2002. A COPY OF THE PROSPECTUS MAY BE OBTAINED BY CONTACTING THE FUND AT THE TELEPHONE NUMBER OR ADDRESS SET FORTH ABOVE.


                                TABLE OF CONTENTS


Additional Investment Policies...............................................B-2
Directors and Officers.......................................................B-8
Compensation of Directors...................................................B-10
Investment Advisory and Other Services......................................B-11
Experts.....................................................................B-12
Custodian, Transfer Agent and Dividend Disbursing Agent.....................B-13
Brokerage Commissions.......................................................B-13
Additional Information......................................................B-14
Financial Statements........................................................B-15

                         ADDITIONAL INVESTMENT POLICIES


     The Fund seeks to provide long-term growth of capital through selective investment in the securities of life sciences and biotechnology companies of all sizes that offer potential for growth. The Fund invests primarily in the securities of companies, both U.S. and foreign, primarily engaged in life sciences, pharmaceuticals, medical research and biotechnology research, development and implementation, and other areas related to the life sciences and biotechnology industries. A company that is "primarily engaged" in life sciences or biotechnology is one that either derives at least 50% of its revenue from, or has at least 50% of its assets in, life sciences or biotechnology activities.


     Certain additional investment information is set forth below.

FUNDAMENTAL POLICIES

     The Fund's stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund, are listed below. Within the limits of these fundamental policies, the Fund's management has reserved freedom of action. For the purposes of this SAI, "majority of the outstanding voting securities of the Fund" means the vote, at an annual or special meeting of securityholders duly called, (a) of 67 percent or more of the voting securities present at such meeting, if the holders of more than 50 percent of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50 percent of the outstanding voting securities of the Fund, whichever is the less. The Fund:

         (1) May not purchase securities on margin, except the Fund may make margin deposits in connection with permissible options and futures transactions subject to (5) below and may obtain short-term credits as may be necessary for clearance of transactions.

         (2) May not issue any class of securities senior to any other class of securities except in compliance with the Investment Company Act of 1940, as amended (the "1940 Act").

         (3) May not borrow money for investment purposes in excess of 33-1/3% of the value of its total assets, including any amount borrowed less its liabilities not including any such borrowings. Any borrowings, which come to exceed this amount, will be reduced in accordance with applicable law.

         (4) May not purchase or sell real estate, or invest in real estate limited partnerships.

         (5) May not purchase or sell physical commodities or contracts thereon, except that the Fund may enter into financial futures contracts and options thereon.

         (6) May not underwrite securities issued by other persons, except to the extent that the Fund may be deemed to be an underwriter, within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the purchase of securities directly from an issuer.

         (7) May not make loans, except that the Fund may: (i) invest in all or a portion of an issue of publicly issued or privately placed bonds, debentures, notes, other debt securities and loan participation interests for investment purposes; (ii) purchase money market securities and enter into repurchase agreements; and
               (iii) lend its
               portfolio securities in an amount not exceeding one-third of the value of the Fund's total assets.

         (8)   With respect to its share repurchases:


               o the Fund will make share repurchase offers every three months (except under the circumstances described below in "Other Operating Policies -- Share Repurchases") pursuant to Rule 23c-3 under the 1940 Act, as it may be amended from time to time;


               o 5% of the Fund's outstanding common stock will be subject to each repurchase offer, unless the board of directors establishes a different percentage, which must be between 5% and 25%;


               o the repurchase request due dates will be the second Friday of each January, April, July and October (or the preceding business day if that day is a New York Stock Exchange holiday); and


               o there will be a maximum 14 day period between the due date for each repurchase request and the date on which the Fund's net asset value for that repurchase is determined.


         (9) May not invest more than 25% of its total assets in any one industry, except that the Fund will invest at least 80% of the value of its net assets (which includes borrowings for investment purposes) in securities of life sciences companies and biotechnology companies, except when investing for temporary defensive purposes.


OTHER OPERATING POLICIES

     Lending of Portfolio Securities. During the time portfolio securities are on loan, the borrower will pay the Fund any dividends or interest paid on the securities. The Fund may invest the collateral and earn additional income or receive an agreed upon amount of interest income from the borrower. Loans made by the Fund will generally be short-term. Loans are subject to termination at the option of the Fund or the borrower. The Fund may pay reasonable administrative and custodial fees in connection with a loan and may pay a negotiated portion of the interest earned on the collateral to the borrower or placing broker. The Fund does not have the right to vote securities on loan, but would terminate a loan and regain the right to vote if that were considered important with respect to the investment. The Fund may lose money if a borrower defaults on its obligation to return securities and the value of the collateral held by the Fund is insufficient to replace the loaned securities. In addition, the Fund is responsible for any loss that might result from its investment of the borrower's collateral.

     Foreign Securities. The Fund may invest in commercial paper and certificates of deposit issued by foreign banks and may invest either directly or through American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), or Global Depositary Receipts ("GDRs") (collectively, "depositary receipts") in other securities of foreign issuers. For a discussion of the risks associated with investments in foreign securities, see "Risk Factors--Foreign Securities" in the Prospectus.

     Depositary receipts are instruments generally issued by domestic banks or trust companies that represent the deposits of a security of a foreign issuer. ADRs, which are traded in dollars on U.S. exchanges or over-the-counter, are issued by domestic banks and evidence ownership of securities issued by foreign corporations. EDRs are typically traded in Europe. GDRs are typically traded in both Europe and the United States. Depositary receipts may be issued under sponsored or unsponsored programs. In sponsored programs, the issuer has made arrangements to have its securities traded in the form of a depositary receipt. In unsponsored programs, the issuers may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored depositary receipt programs are generally similar, the issuers of securities represented by unsponsored depositary receipts are not obligated to disclose material information in the United States, and therefore, the import of such information may not be reflected in the market value of such receipts. The Fund may invest up to 25% of its total assets in foreign securities that it holds directly (which limitation may be changed without a shareholder vote), but this 25% limit does not apply to foreign securities held through depositary receipts which are traded in the United States or to commercial paper and certificates of deposit issued by foreign banks.

     Investment income received by the Fund from sources within foreign countries may be subject to foreign income taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of such taxes or exemption from taxes on such income. It is impossible to determine the effective rate of foreign tax in advance since the amounts of the Fund's assets to be invested within various countries is not known.

     Rights and Warrants. The Fund may invest in common stock rights and warrants believed by Orbitex Management, Inc. ("Orbitex") to provide capital appreciation opportunities. Common stock rights and warrants may be purchased separately or may be received as part of a unit or attached to securities purchased.

     Derivatives. The Fund may seek to hedge portfolio risk through the use of financial instruments known as derivatives. A derivative is generally defined as an instrument whose value is derived from, or based upon, some underlying index, reference rate (such as interest rates or currency exchange rates), security, commodity or other asset. The Fund will use a specific type of derivative only after consideration of, among other things, how the derivative instrument serves the Fund's investment objective and the risk associated with the instrument. The Fund may use derivatives only for the purposes of hedging portfolio risk and cash management.

Options

     The Fund may buy or sell put and call options if they are traded on options exchanges or over-the-counter markets. However, the Fund will only enter into transactions with broker-dealers that are reputable financial institutions which
(i) specialize in these types of transactions, (ii) make markets in these options, or (iii) are participants in over-the-counter markets.

     Purchasing a put option gives the Fund the right to sell, and obligates the writer to buy, the underlying security at the exercise price at any time during the option period. Purchasing a call option gives the Fund the right to buy, and obligates the writer of the call option to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option. Because an option gives the purchaser a right and not an obligation, the purchaser is not required to exercise the option. The option right is available during the life of the option.

     When the Fund purchases an option, it is required to pay a premium to the party writing the option and a commission to the broker selling the option. The Fund's maximum financial exposure will be limited to these costs. In order for a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs. Conversely, a call option will be profitable if the market price of the underlying security rises sufficiently above the exercise price to cover the premium and transaction costs. If an option is exercised by the Fund, the premium and the commission paid may be greater than the amount of the brokerage commission charged if the security were to be purchased or sold directly.

     The Fund may purchase both listed and over-the-counter options. The Fund is exposed to the risk of counterparty nonperformance in the case of over-the-counter options.

     Options on securities may not be available to the Fund on reasonable terms in many situations and the Fund may frequently choose not to purchase options even when they are available. The Fund's ability to engage in option transactions may be limited by tax considerations.

Futures

     The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of a commodity at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day.

     The sale of a futures contract limits the Fund's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

     The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

     The Fund will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying commodity is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). The Fund will further limit transactions in futures and options on futures to the extent necessary to prevent the Fund from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.

     Foreign Currency Transactions. A forward foreign currency exchange contract is an agreement to purchase or sell a specific currency at a future date and at a price set at the time the contract is entered into. The Fund will generally enter into forward foreign currency exchange contracts to fix the U.S. dollar value of a security it has agreed to buy or sell for the period between the date the trade was entered into and the date the security is delivered and paid for, or, to hedge the U.S. dollar value of securities it owns.


     Where the Fund believes that a foreign currency may experience a substantial movement against the U.S. dollar, the Fund may enter into a forward contract to sell or buy an appropriate amount of that foreign currency. The contract would approximate the value of some or all of the Fund's portfolio securities denominated in such foreign currency. Under normal circumstances, the portfolio manager will limit forward currency contracts to not greater than 75% of the Fund's portfolio position in any one country as of the date the contract is entered into. This limitation will be measured at the point the hedging transaction is entered into by the Fund. Under extraordinary circumstances, Orbitex may enter into forward currency contracts in excess of 75% of the Fund's portfolio position in any one country as of the date the contract is entered into. The precise matching of the forward contract amounts and the value of securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movement in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movement is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Under certain circumstances, the Fund may commit up to the entire value of its assets which are denominated in foreign currencies to the consummation of these contracts. Orbitex will consider the effect a substantial commitment of the Fund's assets to forward contracts would have on the investment program of the Fund and its ability to purchase additional securities.

     Except as set forth above and immediately below, the Fund will not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts would oblige the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency. The Fund, in order to avoid excess transactions and transaction costs, may nonetheless maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets denominated in that currency provided the excess amount is "covered" by cash or liquid, high-grade debt securities, denominated in any currency, at least equal at all times to the amount of such excess. Under normal circumstances, consideration of the prospect for currency parities will be incorporated into the longer-term investment decisions made with regard to overall diversification strategies. However, Orbitex believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Fund will be served.

     At the maturity of a forward contract, the Fund may either sell the portfolio security and make delivery of the foreign currency, or it may retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an "offsetting" contract obligating it to purchase, on the same maturity date, the same amount of the foreign currency.

     As indicated above, it is impossible to forecast with absolute precision the market value of portfolio securities at the expiration of the forward contract. Accordingly, it may be necessary for the Fund to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Fund is obligated to deliver. However, the Fund may use liquid, high-grade debt securities, denominated in any currency, to cover the amount by which the value of a forward contract exceeds the value of the securities to which it relates.

     If the Fund retains the portfolio security and engages in offsetting transactions, the Fund will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the Fund engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline during the period between the Fund's entering into a forward contract for the sale of a foreign currency and the date it enters into an offsetting contract for the purchase of the foreign currency, the Fund will realize a gain to the extent the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to purchase. Should forward prices increase, the Fund will suffer a loss to the extent the price of the currency it has agreed to purchase exceeds the price of the currency it has agreed to sell.

     The Fund's dealing in forward foreign currency exchange contracts will be limited to the transactions described above. Of course, the Fund is not required to enter into forward contracts with regard to its foreign currency-denominated securities and will not do so unless deemed appropriate by Orbitex. It also should be realized that this method of hedging against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange at a future date. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of a hedged currency, at the same time, they tend to limit any potential gain which might result from an increase in the value of that currency.

     Stockholders should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer.

     Repurchase Agreements. The Fund may enter into repurchase agreements with commercial banks and broker-dealers as a short-term cash management tool. A repurchase agreement is an agreement under which the Fund acquires a security, generally a U.S. Government obligation, subject to resale at an agreed upon price and date. The resale price reflects an agreed upon interest rate effective for the period of time the Fund holds the security and is unrelated to the interest rate on the security. The Fund's repurchase agreements will at all times be fully collateralized.

     Repurchase agreements could involve certain risks in the event of bankruptcy or other default by the seller, including possible delays and expenses in liquidating the securities underlying the agreement, a decline in value of the underlying securities and a loss of interest. Repurchase agreements are typically entered into for periods of one week or less. The Fund will not enter into repurchase agreements of more than one week's duration if more than 10% of its total assets would be so invested.

     Short Sales. The Fund may sell securities short as part of its overall portfolio management strategy involving the use of derivative instruments and to offset potential declines in long positions in similar securities. A short sale is a transaction in which the Fund sells a security it does not own or have the right to acquire (or that it owns but does not wish to deliver) in anticipation that the market price of that security will decline.

     Restricted or Illiquid Securities. The Fund may invest in illiquid securities, including restricted securities (i.e., securities not readily marketable without registration under the Securities Act) and other securities that are not readily marketable. These may include restricted securities that can be offered and sold only to "qualified institutional buyers" under Rule 144A of the Securities Act. The Fund's investments in venture capital companies will generally be illiquid, although a venture capital investment may become liquid if the company completes an IPO and any contractual restrictions on the Fund's ability to sell its shares terminate. There is no limit to the percentage of the Fund's total assets that may be invested in illiquid securities, but Orbitex does not expect that illiquid securities will ordinarily exceed 50% of the Fund's total assets. The Fund will not make new venture capital investments at any time when its existing venture capital investments exceed 50% of its total assets, but the Fund may, at such times, make additional investments in venture capital companies already represented in its portfolio.


     Debt Securities. The Fund may invest up to 20% of its total assets in debt securities which are not rated within the four highest rating categories by Standard & Poor's Ratings Group or Moody's Investors Services, Inc.


     Temporary Defensive Position. In an attempt to respond to adverse market, economic, political, or other conditions, the Fund may invest up to 100% of its total assets in cash or cash equivalents including, but not limited to, prime commercial paper, bank certificates of deposit, bankers' acceptances or repurchase agreements for such securities, and securities of the U.S. Government and its agencies and instrumentalities, as well as cash and cash equivalents denominated in foreign currencies. The Fund's investments in foreign cash equivalents will be limited to those that, in the opinion of Orbitex, equate generally to the standards established for U.S. cash equivalents. Investments in bank obligations will be limited at the time of investment to the obligations of the 100 largest domestic banks in terms of assets which are subject to regulatory supervision by the U.S. Government or state governments, and the obligations of the 100 largest foreign banks in terms of assets with branches or agencies in the United States.

     Share Repurchases. The Fund may not suspend or postpone a repurchase offer except pursuant to a vote of a majority of the directors, including a majority of the disinterested directors, and only:

         o If the repurchase would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended;

         o For any period during which the New York Stock Exchange or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted;

         o For any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or

         o For such other periods as the Commission may by order permit for the protection of securityholders of the Fund.


     Portfolio Turnover. The Fund anticipates that its portfolio turnover rate will be sharply lower for its current fiscal year than it was for its first fiscal period ended October 31, 2001.




                             DIRECTORS AND OFFICERS



     A listing of the directors and officers of the Fund and their business experience for the past five years follows. Unless otherwise noted, the address of each director and officer is 410 Park Avenue, New York, New York 10022.



                                                                                             NUMBER OF
                                                                                            PORTFOLIOS
                                                 TERM OF                                      IN FUND        OTHER
                               POSITION(S)     OFFICE AND                                     COMPLEX     DIRECTORSHIPS
       NAME, AGE AND               HELD         LENGTH OF      PRINCIPAL OCCUPATION(S)      OVERSEEN BY     HELD BY
          ADDRESS               WITH FUND      TIME SERVED     DURING THE PAST 5 YEARS       DIRECTOR       DIRECTOR
---------------------------  --------------  --------------  --------------------------   --------------  --------------
Interested Director:

Richard E. Stierwalt (47)*    President and   Indefinite     President, Chief Executive         12            None
                              Chairman of     Term           Officer and Director,
                              the Board       1 Year         Orbitex Financial Services
                                                             Group, Inc. (1998-present)
                                                             (Investment management);
                                                             Consultant, Bisys
                                                             Management, Inc. (1996-1998
                                                             (Mutual fund distributor);
                                                             Chairman of the Board and
                                                             Chief Executive Officer,
                                                             Concord Financial Group
                                                             (1987-1996) (Administrator
                                                             and distributor of mutual
                                                             funds).

Non-Interested Directors:

Ronald S. Altbach (55)        Director        Indefinite     Chief Executive Officer,           12            None
1540 West Park Avenue                         Term           Cross Media Marketing Corp.
Ocean, New Jersey 07712                       1 Year         (1997-present) (Marketing
                                                             firm); Chairman, Paul
                                                             Sebastian, Inc. (1994-1997)
                                                             (Perfume distributor).

Stephen H. Hamrick (49)       Director        Indefinite     Chairman, Carey Financial          12            None
Carey Financial Corp.                         Term           Corporation (1994-present);
50 Rockefeller Plaza                          1 Year         Senior Vice President,
New York, New York 10020                                     Cantor Fitzgerald (1996-1998)
                                                             (Investment Brokerage)
                                                             (Broker-dealer); Chief
                                                             Executive Officer, Wall Street

                                                                                             NUMBER OF
                                                                                            PORTFOLIOS
                                                 TERM OF                                      IN FUND        OTHER
                               POSITION(S)     OFFICE AND                                     COMPLEX     DIRECTORSHIPS
       NAME, AGE AND               HELD         LENGTH OF      PRINCIPAL OCCUPATION(S)      OVERSEEN BY     HELD BY
          ADDRESS               WITH FUND      TIME SERVED     DURING THE PAST 5 YEARS       DIRECTOR       DIRECTOR
---------------------------  --------------  --------------  --------------------------   --------------  --------------
                                                             Investors Services
                                                             (1994-1995) (Retail
                                                             brokerage firm)

Leigh Alan Wilson (57)        Director        Indefinite     CEO, New Century Care, Inc.        12         Key Mutual
53 Sylvan Road North                          Term           (1989-present) (Seniors                       Funds (30
Westport, Connecticut  06880                  1 Year         Housing Management);                          portfolios)
                                                             Director, Chimney Rock
                                                             Vineyard and Chimney Rock
                                                             Winery; President and
                                                             Director, Key Mutual Funds
                                                             (1989-present).

Officers:

M. Fyzul Khan (30)            Vice                           General Counsel, Orbitex
                              President and                  Financial Services Group,
                              Secretary                      Inc. (10/01-present); Legal
                                                             Counsel, Orbitex Financial
                                                             Services Group, Inc.
                                                             (1998-10/01); Attorney,
                                                             CIBC Oppenheimer
                                                             (1997-1998).

Kevin Meehan (40)             Vice                           President, Orbitex Fund
                              President and                  Services, Inc.
                              Assistant                      (11/01-present); Chief
                              Secretary                      Operations Officer, Orbitex
                                                             Financial Services Group,
                                                             Inc. (1998-11/01); Manager,
                                                             Investor Services
                                                             Consulting, KPMG
                                                             (1995-1998).

Vali Nasr (48)                Vice                           Chief Financial Officer,
                              President and                  Orbitex Management, Inc.
                              Treasurer                      (1999-present); Chief
                                                             Financial Officer and
                                                             Chief Operating Officer,
                                                             Investment Advisory Network
                                                             (1998-1999) (Software
                                                             developer); Chief Financial
                                                             Officer and Chief Operations
                                                             Officer, PMC International,
                                                             Inc. (1992-1998) (Investment
                                                             adviser, broker-dealer, and
                                                             software developer).

Catherine McCabe (35)         Assistant                      Legal Counsel, Orbitex
                              Vice                           Management, Inc.
                              President and                  (10/01-present); Compliance
                              Assistant                      Officer, Orbitex
                              Secretary                      Management, Inc. (March
                                                             2000-present);
                                                             Compliance Analyst,
                                                             Mutual of America
                                                             Life Insurance
                                                             Company (February
                                                             1996- March 2000);
                                                             Sales Assistant,
                                                             Smith Barney (June
                                                             1993-January 1996)
                                                             (Broker-dealer).

Michael Wagner (51)           Assistant                      Senior Vice President,
150 Motor Parkway             Treasurer                      Orbitex Fund Services, Inc.
Hauppauge, New York                                          (1987-present) (Mutual Fund
11788-0132                                                   Administrator).

-----------------------------


* Mr. Stierwalt is an interested director of the Fund because he is an officer and a director of the parent company of Orbitex, the Fund's investment adviser.

     The Board of Directors has an Audit and Nominating Committee (the "Committee") that consists of all the Directors who are not "interested persons" of the Fund within the meaning of the 1940 Act. The Committee's responsibilities include (i) recommending to the Board the selection, retention or termination of the Fund's independent auditors; (ii) reviewing with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discussing with the independent auditors certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) reviewing on a periodic basis a formal written statement from the independent auditors with respect to their independence, discussing with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund's independent auditors and recommending that the Board take appropriate action in response thereto to satisfy itself of the auditor's independence; and (v) considering the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls. The Board has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee generally will not consider nominees recommended by shareholders of the Fund.


     The Fund pays each Director of the Fund who is not an interested person of the Fund its allocable share of an aggregate per meeting fee of $2,500 for the Fund and any other closed-end fund advised by Orbitex.

     The Fund also reimburses each such Director for travel and other expenses incurred in attending meetings of the Board.

     The Directors serve on the Board for terms of indefinite duration. A Director's position in that capacity will terminate if such Director is removed, resigns or is subject to various disabling events such as death or incapacity.

                            COMPENSATION OF DIRECTORS


     Each Independent Director receives a fee of $2,500 for each meeting attended. Officers of the Fund and Directors who are interested persons of the Fund do not receive any compensation from the Fund or any other funds in the Orbitex Group of Funds. The following table sets forth information regarding the aggregate compensation received by the Directors from the Fund for the fiscal year ended October 31, 2001 and from the other registered investment companies in the Orbitex Group of Funds for the year ended December 31, 2001.


                               COMPENSATION TABLE

                                                 PENSION OR RETIREMENT                           TOTAL COMPENSATION
                                AGGREGATE          BENEFITS ESTIMATED                            FROM FUND AND FUND
                            COMPENSATION FROM      ACCRUED AS PART OF    ANNUAL BENEFITS UPON      COMPLEX PAID TO
NAME OF PERSON, POSITION          FUND               FUND EXPENSES            RETIREMENT              DIRECTORS
-------------------------  -------------------- -----------------------  --------------------    -------------------
Ronald S. Altbach,              $5,000.00                 N/A                     N/A                   $15,000.00
Director                                                                                           (12 portfolios)

Stephen J. Hamrick,             $7,500.00                 N/A                     N/A                   $17,500.00
Director                                                                                           (12 portfolios)

Leigh Alan Wilson,              $7,500.00                 N/A                     N/A                   $17,500.00
Director                                                                                           (12 portfolios)

     Share Ownership. Information relating to share ownership by each Director of the Fund as of December 31, 2001 is set forth in the chart below:



                                                                                AGGREGATE DOLLAR RANGE OF SECURITIES
                                          AGGREGATE DOLLAR RANGE OF EQUITY       IN ALL REGISTERED FUNDS OVERSEEN BY
NAME                                                IN THE FUND                  DIRECTOR IN ORBITEX FAMILY OF FUNDS
----------------------------------------  --------------------------------      ------------------------------------
Interested Director:

Richard E. Stierwalt                                     None                            $50,001 - $100,000

Non-Interested Directors:

Ronald S. Altbach                                        None                                   None

Stephen J. Hamrick                                       None                                   None

Leigh A. Wilson                                          None                                   None



     The Board of Directors has approved a Code of Ethics (the "Code") under Rule 17j-1 of the 1940 Act that covers the Fund and Orbitex. The Code restricts the personal investing activities of personnel subject to the Code, but permits them to invest in securities, including securities that may be purchased or held by the Fund, if certain procedures are followed. Among other things, the Code provides for trading "blackout periods" which prohibit trading by such personnel within seven calendar days before or after trading by the Fund in the same or an equivalent security. The Code can be reviewed and copied at the Commission's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-202-942-8090. The Code also is available on the Commission's Internet site at http://www.sec.gov. A copy of the Code also may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov, or by writing the Commission's Public Reference Section, Washington, D.C. 20549-0102.


     As of February 1, 2002, no person owned of record 5% or more of the Fund's outstanding common stock. As of February 1, 2002, all officers and directors as a group owned less than 1% of the Fund's outstanding common stock.


                     INVESTMENT ADVISORY AND OTHER SERVICES

     Orbitex is authorized in its discretion to engage in the following activities: (i) develop a continuing program for the management of the assets of the Fund; (ii) buy, sell, exchange, convert, lend, or otherwise trade in portfolio securities and other assets; (iii) place orders and negotiate the commissions for the execution of transactions in securities with or through broker-dealers, underwriters, or issuers; (iv) prepare and supervise the preparation of shareholder reports and other shareholder communications; and (v) obtain and evaluate business and financial information in connection with the exercise of its duties.

     Subject to policies established by the Board of Directors of the Fund, which has overall responsibility for the business and affairs of the Fund, Orbitex manages the operations of the Fund. In addition to providing advisory services, Orbitex furnishes the Fund with office space and certain facilities and personnel required for conducting the business of the Fund.

     Orbitex is located at 410 Park Avenue, New York, New York 10022, and serves as the adviser pursuant to an Investment Advisory Agreement that was approved by the Board, including a majority of the independent Directors, at a meeting held on June 20, 2000. Orbitex is a wholly-owned subsidiary of Orbitex Financial Services Group, Inc., a New York holding company. The initial term of the Investment Advisory Agreement is two years. The Investment Advisory Agreement will continue in effect from year to year if approved at least annually by a vote of a majority of the Directors who are not parties to the Investment Advisory Agreement or interested persons of any such parties and by vote of a majority of the Board cast in person at a meeting called for the purpose of voting on such renewal, or by the vote of a majority of the outstanding shares of the Fund.

     In connection with its deliberations with respect to the Investment Advisory Agreement, the Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services to be provided to the Fund by Orbitex under the Investment Advisory Agreement, as well as other services to be provided by Orbitex's affiliates under other agreements, and the personnel who would provide these services. Orbitex's affiliates would provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Fund. The Board also considered Orbitex's expected costs of providing services, and the direct and indirect benefits to Orbitex from its relationship with the Fund. The benefits considered by the Board included not only Orbitex's compensation for investment advisory services under the Investment Advisory Agreement, but also compensation paid to Orbitex's affiliates for other, non-advisory services provided to the Fund. The Directors also considered Orbitex's access to research services from brokers to which Orbitex may allocate Fund brokerage in a "soft dollar" arrangement. In connection with its consideration of the Investment Advisory Agreement, the Board also compared the Fund's advisory fee rate and expected expense ratios to those of comparable funds. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Fund to participate in any economies of scale that Orbitex may experience as result of growth in the Fund's assets. The Board also reviewed materials supplied by Fund counsel and counsel to the non-interested Directors that were prepared for use by the Board in fulfilling its duties under the 1940 Act and state law.

     Based on the information reviewed and the discussions, the Board concluded that it was satisfied with the nature and quality of the services to be provided by Orbitex to the Fund and that the investment advisory fee rate was reasonable in relation to such services. The non-interested Directors were represented by independent counsel who assisted the non-interested Directors in their deliberations.

     The Fund pays Orbitex a management fee at an annual rate of 1.75% of the Fund's average daily net assets. The management fee is higher than the advisory fees paid by most U.S. investment companies. For the period November 2, 2000 (commencement of operations) through October 31, 2001, the management fee payable by the Fund to Orbitex was $151,805, of which Orbitex waived $54,768, resulting in a net management fee paid to Orbitex of $97,037.


                                     EXPERTS


     PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036, acts as independent accountants for the Fund and in such capacity will audit the Fund's annual financial statements and financial highlights.

                          CUSTODIAN, TRANSFER AGENT AND
                            DIVIDEND DISBURSING AGENT


     Circle Trust Company ("Circle Trust"), Metro Center, One Station Place, Stamford, Connecticut 06902, serves as custodian to the Fund. Circle Trust, an affiliate of Orbitex, provides a full range of custody, management, accounting and administrative services to institutional investors worldwide. Circle Trust's responsibilities to the Fund include safeguarding and controlling the Fund's cash and securities, handling the receipt and delivery of portfolio securities, and collecting interest and dividends on the Fund's investments. For these services, Circle Trust receives a monthly fee based on the market value of the Fund's assets held in custody and receives certain securities transaction charges. Orbitex Fund Services, Inc., The Hauppauge Corporate Center, 150 Motor Parkway, Hauppauge, New York 11788, is an affiliate of Orbitex and serves as Fund accounting agent and is responsible for the determination of the net asset value of the Fund. It also maintains, under the general supervision of Orbitex, the Fund's accounting records. Orbitex Data Services, Inc. ("ODS") acts as the transfer agent and dividend disbursing agent of the Fund, and performs, at cost, certain recordkeeping functions for the Fund. In other words, ODS maintains the records of shareholder accounts and furnishes dividend paying, redemption and related services. For these services, ODS receives a monthly fee computed on the basis of the number of shareholder accounts it maintains for the Fund during the month, and is reimbursed for certain out-of-pocket expenses.


                              BROKERAGE COMMISSIONS

     Subject to the general supervision of the Board of Directors, Orbitex is responsible for making decisions with respect to the purchase and sale of portfolio securities on behalf of the Fund. Orbitex also is responsible for the implementation of those decisions, including the selection of broker-dealers to effect portfolio transactions, the negotiation of commissions, and the allocation of principal business and portfolio brokerage.


     In purchasing and selling the Fund's portfolio securities, it is Orbitex's policy to obtain quality execution at the most favorable prices through responsible broker-dealers and, in the case of agency transactions, at competitive commission rates where such rates are negotiable. However, under certain conditions, the Fund may pay higher brokerage commissions in return for brokerage and research services. In selecting broker-dealers to execute the Fund's portfolio transactions, consideration is given to such factors as the price of the security, the rate of the commission, the size and difficulty of the order, the reliability, integrity, financial condition, general execution and operational capabilities of competing brokers and dealers, their expertise in particular markets and the brokerage and research services they provide to Orbitex or the Fund. It is not the policy of Orbitex to seek the lowest available commission rate where it is believed that a broker or dealer charging a higher commission rate would offer greater reliability or provide better price execution.


     Transactions on stock exchanges involve the payment of brokerage commissions. In transactions on stock exchanges in the United States, these commissions are negotiated. Traditionally, commission rates have generally not been negotiated on stock markets outside the United States. In recent years, however, an increasing number of overseas stock markets have adopted a system of negotiated rates, although a number of markets continue to be subject to an established schedule of minimum commission rates. It is expected that equity securities will ordinarily be purchased in the primary markets, whether over-the-counter or listed, and that listed securities may be purchased in the over-the-counter market if such market is deemed the primary market. In the case of securities traded on the over-the-counter markets, there is generally no stated commission, but the price usually includes an undisclosed commission or markup. In underwritten offerings, the price includes a disclosed, fixed commission or discount.


     For fixed income securities, it is expected that purchases and sales ordinarily will be transacted with the issuer, the issuer's underwriter, or with a primary market maker acting as principal on a net basis, with no brokerage commission being paid by the Fund. However, the price of the securities generally includes compensation which is not disclosed separately. Transactions placed through dealers who are serving as primary market makers reflect the spread between the bid and asked prices.


     With respect to equity and fixed income securities, Orbitex may effect principal transactions on behalf of the Fund with a broker or dealer who furnishes brokerage and/or research services, designate any such broker or dealer to receive selling concessions, discounts or other allowances or otherwise deal with any such broker or dealer in connection with the acquisition of securities in underwritings. The prices the Fund pays to underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter. Orbitex may receive research services in connection with brokerage transactions, including designations in fixed price offerings.


     Orbitex receives a wide range of research services from brokers and dealers covering investment opportunities throughout the world, including information on the economies, industries, groups of securities, individual companies, statistics, political developments, technical market action, pricing and appraisal services, and analyses of all the countries in which a Fund's portfolio is likely to be invested. Orbitex cannot readily determine the extent to which commissions charged by brokers reflect the value of their research services, but brokers occasionally suggest a level of business they would like to receive in return for the brokerage and research services they provide. To the extent that research services of value are provided by brokers, Orbitex may be relieved of expenses which it might otherwise bear. In some cases, research services are generated by third parties but are provided to Orbitex by or through brokers.


     Certain broker-dealers which provide quality execution services also furnish research services to Orbitex. Orbitex has adopted brokerage allocation polices embodying the concepts of Section 28(e) of the Securities Exchange Act of 1934, which permits an investment adviser to cause its clients to pay a broker which furnishes brokerage or research services a higher commission than that which might be charged by another broker which does not furnish brokerage or research services, or which furnishes brokerage or research services deemed to be of lesser value, if such commission is deemed reasonable in relation to the brokerage and research services provided by the broker, viewed in terms of either that particular transaction or the overall responsibilities of the adviser with respect to the accounts as to which it exercises investment discretion. Accordingly, Orbitex may assess the reasonableness of commissions in light of the total brokerage and research services provided by each particular broker. Orbitex may also consider sales of the Fund's shares as a factor in the selection of broker-dealers.


     For the period November 2, 2000 (commencement of operations) through October 31, 2001, the Fund paid total brokerage commissions of $42,549, of which $7,526 was paid to Circle Trust (constituting 17.69% of such total brokerage commissions). For such period, the dollar amount of Fund portfolio transactions effected through Circle Trust constituted 10.13% of the aggregate dollar amount of the Fund's total portfolio transactions.


                             ADDITIONAL INFORMATION

     Unless otherwise required by the 1940 Act, ordinarily it will not be necessary for the Fund to hold annual meetings of stockholders. As a result, Fund stockholders may not consider each year the election of Directors or the appointment of auditors. However, the holders of at least a majority of the shares outstanding and entitled to vote may require the Fund to hold a special meeting of stockholders for any purpose, including to remove a Director from office. Fund stockholders may remove a Director by the affirmative vote of a majority of the Fund's outstanding voting shares. In addition, the Board will call a meeting of stockholders for the purpose of electing Directors if, at any time, less than a majority of the Directors then holding office have been elected by stockholders.

                              FINANCIAL STATEMENTS


     The Fund's financial statements for the period November 2, 2000 (commencement of operations) through October 31, 2001, which are included in the Fund's Annual Report to Shareholders dated October 31, 2001, are incorporated herein by reference. These financial statements include the schedule of investments, statement of assets and liabilities, statement of operations, statement of changes in net assets, financial highlights, notes and independent accountants' report.

FORM N-2

                ORBITEX LIFE SCIENCES & BIOTECHNOLOGY FUND, INC.
                            PART C. OTHER INFORMATION


ITEM 24.  Financial Statements and Exhibits


          1.   Financial Statements:

               Part A: Financial Highlights: Period November 2, 2000 (commencement of operations) to October 31, 2001.

               Part B: Schedule of Investments as of October 31, 2001.*
                       Statement of Assets and Liabilities as of October 31, 2001.*
                       Statement of Operations for the Period November 2, 2000 (commencement of operations) to October 31, 2001.* Statement of Changes in Net Assets for the Period November 2, 2000
                       (commencement of operations) to October 31, 2001. Statement of Cash Flows for the Period November 2, 2000 (commencement of operations) to October 31, 2001.* Financial Highlights for the Period November 2, 2000 (commencement of operations) to October 31, 2001.*
            ------------
            *Incorporated by reference to the Registrant's Annual Report filed on December 26, 2001.

          2.   Exhibits:



          a. Charter of Registrant is incorporated by reference to Exhibit 2(a) to the Fund's Registration Statement on Form N-2.

          b. Bylaws of Registrant are incorporated by reference to Exhibit 2(b) to the Fund's Registration Statement on Form N-2.

          c.   Not Applicable.

          d.   Not Applicable.

          e.   Not Applicable.

          f.   Not Applicable.


          g. Investment Advisory Agreement between Registrant and Orbitex Management, Inc. is incorporated by reference to Exhibit 2(g) to Pre-Effective Amendment No.2 to the Fund's Registration Statement on Form N-2.

          h.   Distribution  Agreement between Registrant and BISYS

              (formerly Funds Distributor, Inc.) is incorporated by reference to
              Exhibit 2(h) to Pre-Effective Amendment No.2 to the Fund's Registration Statement on Form N-2.



          i.   Not Applicable.


          j. Custody Agreement is incorporated by reference to Exhibit 2(j) to Pre-Effective Amendment No.2 to the Fund's Registration Statement on Form N-2.


          k.  Not Applicable.


          l.  Opinion and Consent of Counsel is incorporated by reference to
              Exhibit 2(l) to to Pre-Effective Amendment No.2 to the Fund's Registration Statement on Form N-2.


          m.   Not Applicable.

          n.   Consent of Independent Auditors.

          o.   Not Applicable.

          p.   Not Applicable.

          q.   Not Applicable.


          r. Code of Ethics is incorporated by reference to Exhibit 2(r) to Pre-Effective Amendment No.2 to the Fund's Registration Statement on Form N-2.


ITEM 25.  Marketing Arrangements:  Not Applicable.



ITEM 26.  Other Expenses of Issuance and Distribution: Not Applicable

Item 27.  Persons Controlled by or Under Common Control with Registrant:  None.

Item 28. Number of Holders of Securities as of January 31, 2002:


                  Title of Class                         Number of Recordholders
                  --------------                         -----------------------
                  Common Stock                                       351



ITEM 29.  Indemnification:

                  Reference is made to the provisions of Article SEVENTH of the Registrant's Charter and Article VII of the Registrant's Bylaws, each filed as an exhibit to this Registration Statement. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 30.  Business and Other Connections of Investment Adviser:

                  Certain information pertaining to business and other connections of the Registrant's Adviser, Orbitex Management, Inc., is hereby incorporated herein by reference to the section of the Prospectus captioned "Management of the Fund" and to the section of the Statement of Additional Information captioned "Investment Advisory and Other Services." The information required by this Item 30 with respect to each director, officer or partner of Orbitex Management, Inc. is incorporated by reference to Form ADV with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (File No. 801-52312).

ITEM 31.  Location of Accounts and Records:



          Custodian:    Circle Trust Company
                        Metro Center
                        One Station Place
                        Stamford, Connecticut 06902

                                      and

                        Orbitex Life Sciences & Biotechnology Fund, Inc. c/o Orbitex Management, Inc.
                        410 Park Avenue, 18th Floor
                        New York, New York 10022

ITEM 32.  Management Services:  Not Applicable.

ITEM 33.  Undertakings:

     I.     The Registrant undertakes:


            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.




     II. The Registrant undertakes to send by first class mail or other means designed to ensure equally prompt delivery within two business days of receipt of a written or oral request, the Registrant's Statement of Additional Information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all requirements for effectiveness of this Amendment to Registration Statement under Rule 486(b) under the Securities Act and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, its duly authorized representative, in the City of New York, State of New York, on the 28th day of February, 2002.


                                           ORBITEX LIFE SCIENCES & BIOTECHNOLOGY
                                                FUND, INC.


                                           By: /s/ Richard E. Stierwalt
                                              ----------------------------------
                                              Richard E. Stierwalt
                                              Chairman of the Board



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons, in the capacities indicated, on February 28, 2002.

       Name                                 Title                                                 Date
/s/  Richard E. Stierwalt         Chairman of the Board                                  February 28, 2002
--------------------------------  (Principal executive officer and Director)
     (Richard E. Stierwalt)

/s/  Vali Nasr                    Treasurer                                              February 28, 2002
--------------------------------  (Principal financial and accounting officer)
     (Vali Nasr)

/s/  Stephen H. Hamrick           Director                                               February 28, 2002
--------------------------------
     (Stephen H. Hamrick)

/s/  Ronald S. Altbach            Director                                               February 28, 2002
--------------------------------
     (Ronald S. Altbach)

/s/  Leigh Alan Wilson            Director                                               February 28, 2002
--------------------------------
     (Leigh Alan Wilson)

                                 EXHIBIT INDEX

Exhibit N  -- Consent of Independent Auditors